                                   NO. 02-91-152-CV

                               IN THE COURT OF APPEALS

                      FOR THE SECOND APPELLATE DISTRICT OF TEXAS

                                    AT FORT WORTH

                                --------------------

                             WILLIAM C. HUGENBERG, JR.,
                                     APPELLANT,

                                          V.

                            INDEPENDENT RESEARCH AGENCY
                             FOR LIFE INSURANCE, INC.,
                                     APPELLEE.

                                --------------------

                             CORRECTED BRIEF FOR APPELLEE

                                --------------------

                                                  LAW, SNAKARD & GAMBILL
                                                  3200 Team Bank Building
                                                  Fort Worth, Texas 76102
                                                  (817) 335-7373
                                                  (817) 335-7473 FAX

                                                  ROBERT F. WATSON
                                                  State Bar No. 20961200

                                                  DABNEY D. BASSEL
                                                  State Bar No. 01890300

ORAL ARGUMENT REQUESTED                           ATTORNEYS FOR APPELLEE

                                 NAMES OF ALL PARTIES
                           TO TRIAL COURT'S FINAL JUDGMENT

     Pursuant to Rule 74(a) Tex. R. App. P., and in order that the Court may determine disqualification and refusal, Appellee certifies that the following is a complete list of the parties and counsel having an interest in this case.

     1.   Independent Research Agency for Life Insurance, Inc.
          USPA & IRA Building
          4100 South Hulen
          P.O. Box 2387
          Fort Worth, Texas 76113
          APPELLEE

     2.   Robert F. Watson
          Dabney D. Bassel
          Law, Snakard & Gambill, P.C.
          3200 Team Bank Building
          Fort Worth, Texas 76102
          ATTORNEYS FOR APPELLEE

     3.   William C. Hugenberg, Jr.
          805 29th Street, #556
          Boulder, Colorado 80303
          APPELLANT

     4.   Khent H. Rowton
          Khent H. Rowton & Associates
          300 Carlisle, Suite 200
          Dallas, Texas 75204
          ATTORNEYS FOR APPELLANT


                                                          /s/ Dabney D. Bassel
                                                         ----------------------
                                                            Dabney D. Bassel

                                TABLE OF CONTENTS

NAMES OF ALL PARTIES
TO TRIAL COURT'S FINAL JUDGMENT. . . . . . . . . . . . . . . . . . . . . .   i

TABLE OF CONTENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii

LIST OF AUTHORITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  vi

PRELIMINARY STATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . .   1

STATEMENT OF FACTS RELEVANT TO ALL REPLY POINTS OF ERROR . . . . . . . . .   2

ARGUMENT AND AUTHORITIES . . . . . . . . . . . . . . . . . . . . . . . . .   6

RESPONSE TO ASSAULT ON THE CHARACTER OF JUDGE AULD . . . . . . . . . . . .   6

REPLY POINT OF ERROR NO. 1 RESTATED: The trial Court did not err in granting IRA's Amended Motion for Summary Judgment.
     [Responsive to Point of Error No. 1.] . . . . . . . . . . . . . . . .   7

ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 1. . . . . . . . . .   7

     THE STOCK AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .   7

     1.   Enforceability of Provisions Relating to Repurchase of
          Corporate Stock. . . . . . . . . . . . . . . . . . . . . . . . .   7

     2.   Public Policy Supports Option Provision Contained in Stock
          Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

     3.   Alleged Inadequacy of Price Does Not Prevent Enforcement of
          Stock Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  10

     4.   Hugenberg Has No Claim of Breach of Fiduciary Duty or
          Lack of Good Faith Because of the Price Set by IRA to
          Exercise its Repurchase Option . . . . . . . . . . . . . . . . .  13

     5.   IRA Has Set a Reasonable Price for the Exercise of Its
          Repurchase Option. . . . . . . . . . . . . . . . . . . . . . . .  16

REPLY POINT OF ERROR NO. 2 RESTATED: The trial Court did not err in granting Plaintiffs Motion for Summary Judgment upholding the application by IRA of the stockholder's agreement to allow the company to set the "price" of IRA stock for repurchase.
     [Responsive to Point of Error No. 2.] . . . . . . . . . . . . . . . .  18

ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 2. . . . . . . . . .  18

REPLY POINT OF ERROR NO. 3 RESTATED: The trial Court did not err in refusing to join IRA's Class B shareholders to this litigation.
     [Responsive to Point of Error No. 3.] . . . . . . . . . . . . . . . .  23

ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 3. . . . . . . . . .  23

REPLY POINT OF ERROR NO. 4 RESTATED: The trial Court did not err in dismissing Hugenberg's counterclaims for breach of contract, fraud, fraudulent concealment, and negligence.
     [Responsive to Point of Error No. 4.] . . . . . . . . . . . . . . . .  30

ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 4. . . . . . . . . .  30

     ADMISSIONS OF HUGENBERG RELATING TO HIS COUNTERCLAIM. . . . . . . . .  30

     HUGENBERG HAS NO CAUSE OF ACTION FOR ARBITRARY
     AND CAPRICIOUS VALUATION OF HIS STOCK . . . . . . . . . . . . . . . .  33

     HUGENBERG HAS NO CAUSE OF ACTION FOR CANCELLATION
     OF HIS STOCK ON THE RECORDS OF IRA. . . . . . . . . . . . . . . . . .  33

     IRA DEALT FAIRLY WITH HUGENBERG AND SET A
     REASONABLE PRICE FOR REPURCHASE OF HIS SHARES,
     THUS, HUGENBERG HAS NO CAUSE OF ACTION IN THIS REGARD . . . . . . . .  34

     HUGENBERG HAS NO CAUSE OF ACTION RESULTING
     FROM IRA'S ACCOUNTING METHODS . . . . . . . . . . . . . . . . . . . .  35

     HUGENBERG HAS NO CAUSE OF ACTION THAT IRA
     OMITTED TO DISCLOSE THAT A MARKET WOULD
     NOT DEVELOP FOR IRA CLASS B STOCK . . . . . . . . . . . . . . . . . .  36

     HUGENBERG HAS NO CAUSE OF ACTION THAT THE
     "CONTROL GROUP" MANIPULATED IRA FOR ITS BENEFIT
     OR CONSPIRED TO SUPPRESS OTHER CLASS B SHAREHOLDERS . . . . . . . . .  37

     HUGENBERG HAS NO CAUSE OF ACTION
     FOR BREACH OF THE STOCK AGREEMENT . . . . . . . . . . . . . . . . . .  40

     HUGENBERG HAS EITHER RATIFIED THE STOCK AGREEMENT
     OR IS ESTOPPED TO DENY ITS ENFORCEABILITY . . . . . . . . . . . . . .  40

     RATIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

     ESTOPPEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

REPLY POINT OF ERROR NO. 5 RESTATED: The trial Court did not abuse its discretion in not granting Hugenberg's Motion for Leave to
     Supplement Record, Motion for Clarification of Rulings and
     Production of Transcript of Hearings, Objection to Proposed
     Final Summary Judgment Order Submitted by Plaintiffs, and
     Objection to Plaintiffs' Correction of Summary Judgment Evidence
     and Judgment. [Responsive to Point of Error No. 5] .  . . . . . . . .  45

ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 5  . . . . . . . . .  46

REPLY POINT OF ERROR NO. 6 RESTATED: The trial Court did not err in awarding IRA Three Hundred Thousand Dollars ($300,000) in
     attorney's fees based upon the affidavit testimony of
     Dabney D. Bassel. [Responsive to Point of Error No. 6.] . . . . . . .  49

ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 6  . . . . . . . . .  49

CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

PRAYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

CERTIFICATE OF SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . .  52

APPENDICES

APPENDIX A:    IRA's Amended Motion for Summary Judgment (without exhibits)

APPENDIX B:    Stock Agreement

APPENDIX C:    Corrected Final Judgment

APPENDIX D:    Texas Business Corporation Act art. 2.22

APPENDIX E:    Texas Civil Practice & Remedies Code Section 37.006

APPENDIX F:    Texas Rule of Civil Procedure 39

APPENDIX G:    Hugenberg's First Amended Answer and Counterclaim

                              LIST OF AUTHORITIES

    CASES                                                                  PAGE
    -----                                                                  ----
    Adolph Coors Co. v. Rodriguez,
     780 S.W.2d 477 (Tex. App.--Corpus Christi 1989,
     writ denied)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

    Allen v. Biltmore Tissue Corp.,
     2 N.Y.2d 534, 141 N.E.2d 812,
     161 N.Y.S.2d 418 (1957) . . . . . . . . . . . . . . . . . . . . . .10, 11

    B & R Development, Inc. v. Rogers,
     561 S.W.2d 639 (Tex. Civ. App--Texarkana 1978,
     writ ref'd n.r.e.) . . . . . . . . . . . . . . . . . . . . . . . . 42, 43

    B&H Warehouse v. Atlas Van Lines, Inc.,
     490 F.2d 818 (5th Cir. 1974)  . . . . . . . . . . . . . . . . . . . . .16

    Baron v. Mullinox, Wells, Mauzy & Baab, Inc.,
     623 S.W.2d 457 (Tex. App.--Texarkana 1981, no writ) . . . . . . . . . .45

    Bendalin v. Delgado, 397 S.W.2d 889
     (Tex. Civ. App.--El Paso 1965),
     REV'D ON OTHER GROUNDS, 406 S.W.2d 897 (Tex. 1966)  . . . . . . . . . .19

    Bocanegra v. Aetna Life Ins. Co.,
     605 S.W.2d 848 (Tex. 1980)  . . . . . . . . . . . . . . . . . . . . . .43

    Bohn v. Travelers Indem. Co., 604 S.W.2d 327
     (Tex. Civ. App.--Texarkana 1980, no writ) . . . . . . . . . . . . . . .38

    Brewer v. Myers, 545 S.W.2d 235
     (Tex. Civ. App.--Tyler 1976, no writ) . . . . . . . . . . . . . . . . .22

    Brown v. Hawes, 764 S.W.2d 855 (Tex. App.--Austin 1989, no writ) . . . .23

    Bynum v. Signal Life Insurance Co.,
     522 S.W.2d 696 (Tex. Civ. App.--Dallas 1975,
     writ ref'd n.r.e.). . . . . . . . . . . . . . . . . . . . . . . . . . .35

                                     vi


    Central Power & Light Co. v. Del Mar
     Conservation Dist., 594 S.W.2d 782
     (Tex. Civ. App.--San Antonio 1980, writ ref'd n.r.e.). . . . . . . . . 45

    Clancy v. Zales Corp., 705 S.W.2d 820
     (Tex. App.--Dallas 1986, writ ref'd n.r.e.) . . . . . . . . . . . . .  46

    Clear Lake City Water Auth. v.
     Clear Lake Utility, 549 S.W.2d 385 (Tex. 1977)  . . . . . . . . .  24, 25

    Coleman v. Kettering, 289 S.W.2d 953
     (Tex. Civ. App.--Galveston 1956, no writ) . . . . . . . . . . . . .  8-10

    Concord Auto Auction, Inc. v. Rustin,
     627 F.Supp. 1526 (D. Mass. 1986). . . . . . . . . . . . . . . . .  11, 15

    Daniel v. Goesl, 161 Tex. 490, 341 S.W.2d 892 (1960) . . . . . . . . .  44

    Estate of Mather, 410 Pa. 361, 189 A.2d 586 (1963) . . . . . . . . . .  12

    Evangelista v. Holland, 537 N.E.2d 589 (Mass. App. Ct. 1989). . . . 11, 15

    First National Bank-of Montclair v. Coldwell,
     140 N.Y.S.2d 142 (1955), AFFIRMED 286 A.D. 1079,
     145 N.Y.S.2d 674 (1956), AFFIRMED 1 N.Y.2d 726,
     151 N.Y.S.2d 935, 134 N.E.2d 683 (1956) . . . . . . . . . . . . . . . .21

    Fischer v. NWA, Inc., 883 F.2d 594 (8th Cir. 1988)
     CERT. DENIED, 110 S. Ct. 2205, 109 L.Ed.2d 531 (1990) . . . . . . . . .26

    Foltz v. U.S. News and World Report, Inc.,
     865 F.2d 364 (D.C. Cir. 1989),
     CERT. DENIED, 490 U.S. 1108, 109 S.Ct. 3162,
     104 L.Ed.2d 1024 (1989) . . . . . . . . . . . . . . . . . . . . 9, 12, 13

    Frost Natl. Bank v. Matthews,
     713 S.W.2d 365 (Tex. App.--Texarkana 1986,
     writ ref'd n.r.e.) . . . . . . . . . . . . . . . . . . . . . . . . . . 38

    Go Leasing, Inc. v. Groos National Bank,
     628 S.W.2d 143 (Tex. App.--San Antonio 1982, no writ). . . . . . . . . 48

                                    vii


    Guadalupe-Blanco River Authority v.
     City of San Antonio, 145 Tex. 611,
     200 S.W.2d 989 (1947) . . . . . . . . . . . . . . . . . . . . . . . . .44

    Hertzberg's Diamond Shops, Inc. v.
     Valley West Des Moines Shopping Center, Inc.,
     564 F.2d 816 (8th Cir. 1977)  . . . . . . . . . . . . . . . . . . . . .27

    Houston, City of v. Clear Creek Basin Authority,
     589 S.W.2d 671 (Tex. 1979)  . . . . . . . . . . . . . . . . . . . . . .47

    Hurt v. Standard Oil Co., 444 S.W.2d 342
     (Tex. Civ. App.--El Paso 1969, no writ) . . . . . . . . . . . . . . . .45

    Jenkins v. Haworth, 572 F.Supp. 591
     (W.D. Mich. 1983) . . . . . . . . . . . . . . . . . . . . . . . . . . .14

    Jones v. Hunt Oil Co., 456 S.W.2d 506
     (Tex. Civ. App.--Dallas 1970, writ ref'd n.r.e.)  . . . . . . . . . . .43

    Jones v. LaFargue, 758 S.W.2d 320
     (Tex. App.--Houston [14th Dist] 1988, writ denied)  . . . . . . . . . .24

    Kanawha-Roane Lands, Inc. v. Burford,
     359 S.E.2d 618 (W.Va. 1987) . . . . . . . . . . . . . . . . . . . .11, 16

    Keating v. BBDO International, Inc.,
     438 F.Supp. 676 (S.D. N.Y. 1977)  . . . . . . . . . . . . . . . . . . .13

    Krauss v. Kuechler, 300 Mass. 346,
     15 N.E.2d 207 (1938)  . . . . . . . . . . . . . . . . . . . . . . .20, 21

    Krebs v. McDonald, 266 S.W.2d 87 (Ky. 1953) . . . . . . . . . .  9, 19, 20

    Lede v. Adcock, 630 S.W.2d 669
     (Tex. App.--Houston [14th Dist] 1982, writ ref'd n.r.e.). . . . . . . .26

    Lewis v. Deaf Smith Elec. Co-op, Inc.,
     768 S.W.2d 511 (Tex. App.--Amarillo 1989, no writ)  . . . . . . . . . .46

    Ling & Co. v. Trinity Savings & Loan Assoc.,
     482 S.W.2d 841 (Tex. 1972)  . . . . . . . . . . . . . . . . . . . . . . 7


                                         viii


    Lyons v. Montgomery, 685 S.W.2d 390
     (Tex. App.--San Antonio 1985),
     REV'D IN PART, AFFIRMED IN PART,
     701 S.W.2d 641 (Tex. 1985)  . . . . . . . . . . . . . . . . . . . .35, 36

    Malloy v. Newman, 649 S.W.2d 155
     (Tex. App.--Austin 1983, no writ)  . . . . . . . . . . . . . . . . . .26

    Malooly Brothers, Inc. v. Napier,
     461 S.W.2d 119 (Tex. 1970)  . . . . . . . . . . . . . . . . . . . . . . 7

    Martin v. Graybar Electric Co.,
     285 F.2d 619 (7th Cir. 1961)  . . . . . . . . . . . . . . . . . . .11, 16

    Massey v. Armco Steel Co., 652 S.W.2d 932 (Tex. 1983)  . . . . . . . . .38

    McNeil v. McLain, 272 S.W.2d 573
     (Tex. Civ. App.--Fort Worth 1954, no writ)  . . . . . . . . . . . . . .26

    MCZ, Inc. v. Smith, 707 S.W.2d 672
     (Tex. App.--Houston [1st Dist] 1986,
     writ ref'd n.r.e.)  . . . . . . . . . . . . . . . . . . . . . . . . .25

    Meller, Estate of v. Adolph Meller Co., 554 A.2d 648
     (R.I. 1989) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

    Miller v. Miller, 700 S.W.2d 941
     (Tex. App.--Dallas 1985, writ ref'd n.r.e.)  . . . . . . . . . . . . . 25

    Motel Enterprises v. Nobani,
     784 S.W.2d 545 (Tex. App.--Houston [1st Dist] 1990, no writ) . . . . . 42

    New England Trust Co. v. Abbott,
     162 Mass. 148, 38 N.E. 432 (1894) . . . . . . . . . . . . . . . . .20, 21

    Northrop Corp. v. McDonnell Douglas Corp.,
     705 F.2d 1030, 1044 (9th Cir. 1983)
     CERT. DENIED, 464 U.S. 849, 104 S. Ct. 156,
     78 L.Ed.2d 144 (1983) . . . . . . . . . . . . . . . . . . . . . . . . .27

    Palmer v. Chamberlin, 191 F.2d 532 (5th Cir. 1951) . . . . . . . . . . .45

                                     ix


    Pan American Petroleum Corp. v. Vines,
     459 S.W.2d 911 (Tex. Civ. App.--Tyler 1970,
     writ ref'd n.r.e.) . . . . . . . . . . . . . . . . . . . . . . . . 28, 29

    Patton v. Nicholas, 154 Tex. 385,
     279 S.W.2d 848 (1955) . . . . . . . . . . . . . . . . . . . . . . . . .22

    Phoenix Mutual Life Ins. Co. v.
     Seafarers Officers & Employees Pension Plan,
     128 F.R.D. 25 (E.D.N.Y. 1989) . . . . . . . . . . . . . . . . . . . . .27

    Prindiville v. Johnson & Higgins,
     92 N.J.Eq. 515, 520, 113 A. 915 (1921),
     116 A. 785 (1922) . . . . . . . . . . . . . . . . . . . . . . . . . . .45

    Querner Truck Lines, Inc. v.
     Alta Verde Industries, Inc., 747 S.W.2d 464
     (Tex. App.--San Antonio 1988, no writ)  . . . . . . . . . . . . . . . .49

    Renberg v. Zarrow, 667 P.2d 465 (Okla. 1983)  . . . . . . . . .  9, 11, 15

    Ross v. Burleson, 274 S.W.2d 105
     (Tex. Civ. App.--San Antonio 1954, no writ) . . . . . . . . . . . . . .22

    Rowland v. Rowland, 102 Idaho 534,
     633 P.2d 599, 607 (Idaho 1981)  . . . . . . . . . . . . . . . .11, 12, 16

    Rowntree v. Rice, 426 S.W.2d 890
     (Tex. Civ. App.--San Antonio 1968, writ ref'd n.r.e.)  . . . . . . . . 36

    Schlumberger Well Surveying Corp. v.
     Nortex Oil & Gas Corp., 435 S.W.2d 854 (Tex. 1968)  . . . . . . . . . .38

    Special Jet Services v. Fed. Ins. Co.,
     83 F.R.D. 596 (W.D. Penn. 1979) . . . . . . . . . . . . . . . . . . . .27

    State ex rel. Howeth v. Davidson,
     163 Mont. 355, 517 P.2d 722 (1973)  . . . . . . . . . . . . . . . . 16-18

    State v. Easley, 404 S.W.2d 296 (Tex. 1966). . . . . . . . . . . . . . .48

    Taylor Publishing Co. v. Systems Marketing, Inc.,
     686 S.W.2d 213 (Tex. App.--Dallas 1984,
     writ ref'd n.r.e.). . . . . . . . . . . . . . . . . . . . . . . . . . .34

                                     x


    Taylor v. Taylor, 747 S.W.2d 940
     (Tex. App.--Amarillo 1986, writ denied) . . . . . . . . . . . . . . . .47

    Tesoro Petroleum Corp. v. Coastal Refining
     & Marketing, Inc., 754 S.W.2d 764
     (Tex. App.--Houston [1st Dist] 1988, writ denied) . . . . . . . . . . .50

    Updegrave v. Reliance National Investors Corp.,
     337 F.2d 604 (9th Cir. 1964)  . . . . . . . . . . . . . . . . . . . . .29

    Vaquero Petroleum Co. v. Simmons,
     636 S.W.2d 762 (Tex. App.--Corpus Christi 1982,
     no writ)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

    Veal v. Thomason, 183 Tex. 341, 159 S.W.2d 472 (1942) . . . . . . . 28, 29

    Video Towne, Inc. v. RB-3 Assoc.,
     125 F.R.D. 457 (S.D. Ohio 1988) . . . . . . . . . . . . . . . . . . . .26

    Wetzel v. Sullivan, King & Sabom,
     745 S.W.2d 78, 81 (Tex. App.--Houston
     [1st Dist] 1988, no writ) . . . . . . . . . . . . . . . . . . . . . . .42

    Whitaker v. Huffaker, 790 S.W.2d 761
     (Tex. App.--El Paso 1990, writ denied)  . . . . . . . . . . . . . . . .38

    Wise v. Pena, 552 S.W.2d 196
     (Tex. Civ. App.--Corpus Christi 1977,
     writ dism'd w.o.j.) . . . . . . . . . . . . . . . . . . . . . . . . . .42

    Yeng Sue Chow v. Levi Strauss & Co.,
     49 Cal.App.3rd 315, 122 Cal.Rptr. 816 (1975). . . . . . . . . . . . 9, 11

                                     xi


                       STATUTES AND RULES OF COURT

    Fed. R. Civ. P. 19  . . . . . . . . . . . . . . . . . . . . . . . .  25-27

    Tex. Bus. Corp. Act art. 2.22(B) and (D)
     (Vernon Supp. 1991) . . . . . . . . . . . . . . . . . . . . . . . . . . 8

    Tex. Civ. Prac. & Rem. Code Section 37.006(a)  . . . . . . . . . . . .  24

    Tex. Ins. Code Ann. art. 21.07-1
     (Vernon Supp. 1991) . . . . . . . . . . . . . . . . . . . . . . 8, 16, 37

    Tex. R. App. P. 52(a) . . . . . . . . . . . . . . . . . . . . . . . . . 46

    Tex. R. App. P. 74(f) . . . . . . . . . . . . . . . . . . . . . . . . . 46

    Tex. R. Civ. P. 39(a) . . . . . . . . . . . . . . . . . . . . . . . 25, 26

    Tex. R. Civ. P. 93(4) . . . . . . . . . . . . . . . . . . . . . . . . . 24

    Tex. R. Civ. P. 166(a)(c) . . . . . . . . . . . . . . . . . . . . . . . 47

    Tex. R. Civ. P. 316 . . . . . . . . . . . . . . . . . . . . . . . . . . 48

                            SECONDARY AUTHORITY

    C. Wright, A. Miller & M. Kane, Federal
     Practice & Procedure: Civil 2nd Section 1613 . . . . . . . . . . . . . 27

    H. William & C. Meyers, Oil & Gas Law,
     Section 928 (1990) . . . . . . . . . . . . . . . . . . . . . . . . . . 28

    O'Neal's Close Corporation (3d ed. 1987)  . . . . . . . . . . . . . . . 18

    R. McDonald, Texas Civil Practice in District
     and County Courts Section 7.13-(IV) at 175 (rev. 1982) . . . . . . . . 24

                                         xii

                                NO. 02-91-152-CV

                            IN THE COURT OF APPEALS

                   FOR THE SECOND APPELLATE DISTRICT OF TEXAS

                                 AT FORT WORTH

                       --------------------------------

                          WILLIAM C. HUGENBERG, JR.,
                                  APPELLANT,

                                       V.

                         INDEPENDENT RESEARCH AGENCY
                          FOR LIFE INSURANCE, INC.,
                                  APPELLEE.

                       --------------------------------

                               BRIEF FOR APPELLEE

                       --------------------------------

TO THE HONORABLE JUSTICES OF THE COURT OF APPEALS:

     COMES NOW, Independent Research Agency for or Life Insurance, Inc., ("IRA") and files this its Appellee's Brief urging affirmance of the Summary Judgment entered by the Honorable Bruce Auld, presiding judge of the 352nd District Court of Tarrant County, Texas in a case styled Independent Research Agency for Life Insurance, Inc. v. William C. Hugenberg, Jr., ("Hugenberg") Cause No. 352-129228-90.

PRELIMINARY STATEMENT

     IRA cannot agree to Hugenberg's argumentative statement and must tender its own. IRA sought a declaratory judgment holding that it had properly performed under a Stock Agreement with its former agent, Hugenberg. [Tr. 2-14]. In essence, the Stock Agreement provided that IRA had the right to repurchase Hugenberg's stock when he ceased to be an IRA agent. ID. IRA filed its action after Hugenberg attempted to retender $535,587.50 paid to him for his stock. ID. Hugenberg responded to IRA's declaratory judgment action with a counterclaim alleging various causes of action which had as their core Hugenberg's dissatisfaction with the amount of money tendered to him. [Tr. 92-114]. After the completion of discovery, IRA filed an Amended Motion for Summary Judgment. [Tr. 1316-1920]. Hugenberg did not respond to this amended motion. The trial Court granted Summary Judgment to IRA for the declaratory relief it sought and attorney's fees.
[Tr. 2155-2159]. The trial Court entered a take nothing judgment with respect to the causes of action Hugenberg raised in his counterclaim. ID.

          STATEMENT OF FACTS RELEVANT TO ALL REPLY POINTS OF ERROR

     Hugenberg was an agent of IRA and executive employee of IRA's subsidiary, United Services Planning Services, Inc. [Tr. 1320, #1, 2, 3].(1) In 1981, IRA offered Class B stock to its agents. [Tr. 1321, #8]. The purpose of the offer was as an incentive to the agents and to give them a stake in the welfare and continued health of IRA. [Tr. 1323, #26, 27, 28, 31]. Obviously, IRA did not want its stock placed in the hands of persons who did not have a stake in the welfare of the company and who might indeed have interests inimical to IRA's continued health. Repurchase options are frequently encountered to permit the incentive of stock

-------------------
     (1) In the references to the Transcript, IRA will often cite specific facts referenced within its Amended Motion for Summary Judgment. A record reference such as [Tr. _,#_] will reference to the location in the Motion where the fact in question is referenced. At that point, the referenced fact in the Motion contains a parenthetical reference to the portion of the Motion which establishes that fact. The facts are referenced on pages 4-21 of the Motion. A copy of the Motion, without exhibits, is attached hereto as Appendix A.

ownership for corporate agents and employees. [Tr. 1324, #32]. For this reason, Hugenberg and every other agent of IRA from the newest agent to the president of the company was required to sign a stock agreement.(2)
[Tr. 1324, #29]. This short Stock Agreement simply provided that if any agent ceased to be either an agent of IRA or a duly licensed Texas life insurance agent, IRA would have 120 days to exercise an option to repurchase the [Tr. 1320, #4-7]. The agreement also contained the following paragraph stating what an agent would be paid for his stock.

     4. The Company shall, at least annually, advise Stockholder in writing of the value of stock, and it is specifically agreed that this value, as of the most recent date provided by the Company, shall be the purchase price paid by the Company for Stockholder's shares upon their repurchase from Stockholder or Stockholder's estate.

IRA repurchased the stock of every agent who left IRA in accord with this paragraph of the Stock Agreement. [Tr. 1324,#30]. No one was permitted to purchase IRA Class B stock unless that person first signed a Stock Agreement identical in all material respects to the one Hugenberg signed. [Tr. 1324,#29]. However, Hugenberg purchased the stock voluntarily. [Tr.1325,#37].

     Hugenberg purchased a total of 30,065 shares of Class B stock while an agent of IRA. [Tr.1340-1346]. For these shares, he paid a total of $66,096.50. Id. Hugenberg received the opportunity to buy this stock in addition to his other compensation which went as high as $222,993 in 1989. [Tr.1517-18,1327,#45]. In 1990, Hugenberg became disenchanted with IRA because of his inability to obtain a place on IRA's Board of Directors and decided to resign and go to law school.[Tr. 1628]. Even though he was leaving IRA,

-------------------
     (2)     The stock agreement signed by Hugenberg is attached as Appendix B.

he still attempted to buy Class B stock at the time of an offering made a few months before his resignation. [Tr.1322,#17].

     Prior to his departure from the company, IRA notified Hugenberg of the price IRA would pay all agents selling their stock in 1990. [Tr. 1322,#16,18].- This price was the book value of IRA stock at the end of the prior fiscal year plus that year's earnings. The earnings are added in monthly increments to the price as the ensuing year progresses less any dividends. [Tr.1322,#13,1336,#107]. Over the years of his stock ownership, IRA paid dividends to Hugenberg of $194,341.75. [Tr.1321,#10]. Based on the price set in accord with the Stock Agreement, IRA placed $535,587.50 in Hugenberg's payroll account as payment for the Class B stock which he had purchased for a total of $66,096.50. [Tr.1320-21,#8,9,1323,#20,21,22]. In so doing, IRA paid
Hugenberg a price for his stock calculated in exactly the same manner as it had calculated the price for every share it had ever purchased from directors, chief executive officers, and the Company's founder's estate. [Tr.1324,#30,1326,#43].

     Hugenberg's attempt to retender the $535,587.50 payment compelled IRA to seek a judicial declaration that its actions complied with the simple language of the Stock Agreement. [Tr.1323,#2-14]. Shortly after filing its declaratory judgment action, IRA filed a short Motion for Summary Judgment requesting that the Court find that IRA had complied with the terms of the Stock Agreement and that Hugenberg was no longer a shareholder. [Tr.32~91]. Hugenberg responded with a counterclaim.[Tr. 92-114]. The essence of the counterclaim was that he had not been given "value" for his IRA stock. [Tr.1325,#34]. He hired an "expert in the valuation of securities" who opined that the stock was worth

$72 per share.[Tr. 1567]. Hugenberg later hired a second expert who opined a value of $52 per share. [Tr.1749].

     When IRA pressed for a hearing on its original Motion for Summary Judgment, Hugenberg responded that he did not like the price paid to him for his stock because it was too low and did not reflect "value," and that value was not paid so that cash could be conserved in the corporation and be paid the "Control Group" of Class A shareholders on their separation or retirement. [Tr. 131-133, 141-144]. He also asked for a continuance so that he could conduct discovery.[Tr. 172-174]. He believed that he needed discovery to uncover evidence of wrongdoing to support the allegations of his counterclaim. ID. Judge Auld granted the requested continuance. [Tr. 347].

     As the massive Transcript of this case reflects, Hugenberg fully availed himself of the opportunity to pursue discovery. Pursuant to document requests and deposition notices served by Hugenberg, IRA produced several thousand pages of documents and presented several of its officers and experts for deposition. [Tr.115-123,149-152,663,1285,1287,1313,2001]. Hugenberg and his
"experts" were deposed. [Tr.657,1998,2003]. The discovery revealed that Hugenberg could point to no proof to support the allegations contained in his counterclaim.[Tr.1316-1920]. The discovery also produced evidence that Hugenberg had long been aware of information the alleged concealment of which he contended supported his counterclaim. ID. While in possession of this knowledge, he continued to buy IRA stock and receive benefits from its ownership. [Tr. 1320-21,#8,10]. After the completion of discovery, IRA amended its Motion for Summary Judgment and brought forward the numerous facts which demonstrated, in IRA's view, its right to enforce the Stock Agreement and the lack of support for Hugenberg's counterclaim.[Tr. 1316-1920]. The Amended Motion also raised the fact that Hugenberg is no longer a licensed Texas life insurance agent. [Tr.1320,#4]. HUGENBERG DID NOT FILE A RESPONSE TO THIS AMENDED MOTION FOR SUMMARY JUDGMENT ("Motion"). Instead, within 7 days of the summary judgment hearing, Hugenberg filed a "Motion for Leave to Supplement the Record."[Tr. 2006-2029]. In essence, the motion sought permission to file 5 depositions in bulk.ID. After a hearing, and upon this state of the record, Judge Auld granted IRA's Motion for Summary Judgment.[Tr. 2155-2159]. The Judgment granted IRA its requested declaratory relief and awarded IRA attorneys' fees of $300,000 which was the amount IRA had provided affidavit proof to support and which Hugenberg did not rebut.(3) ID. Upon this record Hugenberg brings his appeal to this Court.

                          ARGUMENT AND AUTHORITIES

           RESPONSE TO ASSAULT ON THE CHARACTER OF JUDGE AULD

     In a section of the brief not related to any particular Point of Error, Hugenberg accuses Judge Auld of "judicial malfeasance." [Ant. br. 10-14]. Apparently, Judge Auld's sin is the granting of IRA's Amended Motion for Summary Judgment because the record is large. Hugenberg's accusation against Judge Auld is quite simply a cowardly attempt to impugn the integrity of Judge Auld to cover the procedural, legal and factual failings of his case. If Hugenberg wants to know the basis of the Judgment, IRA commends his review of the 108 factual matters established as a matter of law in

-------------------
     (3) The judgment is attached hereto as Appendix C.

IRA's Motion and the 76-page brief IRA filed.[Tr. 1319-1336, 1922-1997]. (4)(5)

     REPLY POINT OF ERROR NO. 1 RESTATED: The trial Court did not err in granting IRA's Amended Motion for Summary Judgment.
     [Responsive to Point of Error No. 1.]

             ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 1

                              THE STOCK AGREEMENT

     Hugenberg attempts to create the impression that the Stock Agreement was some type of extraordinary vehicle utilized by the Board of Directors or "Control Group"(6) of IRA to suppress other shareholders. This contention necessitates a discussion of such stock agreements; their validity under Texas law; and why Hugenberg is incorrect in his contentions.

     1.  ENFORCEABILITY OF PROVISIONS RELATING TO REPURCHASE OF CORPORATE STOCK

         The provisions of the Stock Agreement create an option for IRA to purchase Hugenberg's stock. LING & CO. V. TRINITY SAVINGS &

-------------------
     (4) Another aspect of Hugenberg's brief makes his tactics abundantly clear. On four occasions, Hugenberg references a memo by Debra Payne, a member of IRA's Board, and the responses of other Board members to it.
[Ant. br.6,8,20,27]. Because Ms. Payne felt IRA's stock might be undervalued and because other Board members of IRA did not want a public discussion of the matter, Hugenberg contends that there was a "conspiracy of silence." [Ant. br. 28]. The Court may simply ignore the references to the discussion of Ms. Payne's statements. As Hugenberg knows this document and the other documents he discusses on page 28 of his brief are not a part of the Summary Judgment record. Instead they were filed as part of a Motion to Compel and a Motion to Pay Dividends.[Tr.481-529, 530-554]. As will become clear, the fact that someone thought the price of IRA stock might be higher than the price set by the Board of Directors is irrelevant.

     (5) Another example of Hugenberg's tactics is his treatment of MALOOLY BROTHERS, INC. V. NAPIER, 461 SW.2d 119,121 (Tex. 1970) for the proposition that all he need do is include a general point of error and he has preserved all grounds to overturn the Summary Judgment whether he has argued them or not. [Ant. br. 20-21]. Of course, this is not what MALOOLY holds. A general point is sufficient, under the rules of procedure, and "to allow argument as to all the possible grounds upon which summary judgment should have been denied." MALOOLY is not an excuse to see what the Appellee's brief says and then raise new grounds to avoid the summary judgment in a reply brief.

     (6) The term "Control Group" is coined by Hugenberg to describe the entity he believes is "suppressing" his rights. It is apparently made up, at least in part, of IRA's Class A shareholders.

LOAN ASSOC., 482 S.W.2d 841 (Tex. 1972). An option for the repurchase of the stock by a shareholder who wishes to dispose of his stock is provided for in the Texas Business Corporation Act. See Art. 2.22(B) and (D) (Vernon Supp.
1991).(7)

     Not only are such option provisions provided for by the Business Corporation Act, the Texas Insurance Code also provides for such options with respect to companies such as IRA. Article 21.07-1 of the Tex. Ins. Code deals with Legal Reserve Life Insurance agents. Section 4(e)(1) of this article authorizes the Insurance Commissioner to issue a license to a corporation if it finds that the corporation's shareholders are licensed insurance agents. This article goes on to provide in Section 4(e)(3)(C) "any such corporation shall have the power to redeem the shares of any shareholder . . . at such price and upon such terms as may be provided in the articles of incorporation, the bylaws, or an existing contract entered into between the shareholders of the corporation." Thus, an option, such as that provided in the Stock Agreement, is permitted by Texas statute. The statutes referenced above carry forward a policy long established by case law in Texas. COLEMAN
V. KETTERING, 289 S.W.2d 953 (Tex. Civ. App.--Galveston 1956, no writ) examined an option provision very similar to the provisions of the Stock Agreement. COLEMAN dealt with the appellant's argument that the agreement was "harsh, unreasonable and confiscatory" in its application because it limited the payment he was to receive to book value. After reviewing several out-of-state cases upholding such a provision and noting that a corporation had a right to determine the identify of its

-------------------
     (7)     The full text of art. 2.22 is attached hereto as Appendix D.

     3. ALLEGED INADEQUACY OF PRICE DOES NOT PREVENT ENFORCEMENT OF STOCK AGREEMENT

     The fact that a stock option agreement provides for a price which is less than the stockholder's concept of "fair market value" does not prevent enforcement of the agreement. In fact, such agreements are frequently very beneficial to the shareholder because they provide a price for stock for which there may be no established market. This situation involves a case study in the need for such agreements. As noted in his brief, even Hugenberg's own experts cannot agree on a fair market value for IRA stock.(9)

     The cases in both Texas and other jurisdictions are legion to the effect that it is irrelevant if a stock agreement does not provide for a price which meets a stockholder's subjective concept of market value. See COLEMAN V. KETTERING, SUPRA. at 957 [Book value is adequate repurchase price.] The most often cited case that "inadequacy" of price does not void a stock restriction is ALLEN V. BILTMORE TISSUE CORP., 2 N.Y.2d 534, 141 N.E.2d 812, 161 N.Y.S.2d 418 (1957). ALLEN refused to accept a lower court's determination that an option with the price set at the amount paid by Allen to the corporation for the stock was an unreasonable restraint on alienation. In the ALLEN Court's view, adopting the lower court's approach would prompt litigation over the price of every stock which did not have a recognized and easily ascertainable market value. Since stock such as IRA's does not have such an easily ascertainable market value, the social utility of such option agreement would be destroyed. ALLEN concluded: "In

------------------
     (9) Even Hugenberg's own expert, Mr. Eiland, admitted that if the Stock Agreement is valid, then the fair market value is the price set by IRA pursuant to the Agreement.[Tr. 1746-1747]. Mr. Eiland also admitted that IRA's method of setting the repurchase price has mathmatical certainty.
[Tr. 1750].

sum, then, the validity of the restriction on transfer does not rest on any abstract notion of intrinsic fairness of price. To be invalid, more than a mere disparity between option price and current value of the stock must be shown. Since the parties have in effect agreed on a price formula which suited them, and provision is made freeing the stock for outside sale should the corporation not make, or provide for, the purchase, the restriction is reasonable and valid." 141 N.E.2d AT 817.

     The Rule from ALLEN has been cited frequently in jurisdictions throughout the nation. EVANGELISTA V. HOLLAND, 27 Mass. App. Ct. 244, 537 N.E.2d 589, 593 (1989) [Upholding stock option price of $75,000 when stock allegedly was worth $191,000]; KANAWHA-ROANE LANDS, INC. V. BURFORD, 359 S.E.2d 618, 621 (W.Va. 1987) [Upheld set stock option price even though allegedly stock was much more valuable because of appreciation of assets]; CONCORD AUTO AUCTION, INC. V. RUSTIN, 627 F.Supp. 1526, 1531 (D. Mass.
1986) [upheld stock option price allegedly lower than market value of stock]; RENBERG V. ZARROW, 667 P.2d 465, 470 (Okla. 1983) [upheld stock option price allegedly much lower than present book value of stock]; ROWLAND V. ROWLAND, 102 Idaho 534, 633 P.2d 599, 607 (Idaho 1981) [Upheld option price of book value in face of allegation that book value, as set by directors, was much lower than fair market value]; YENG SUE CHOW V. LEVI STRAUSS & CO. ,
122 Cal. Rptr. 816, 49 Cal. App.3d 315 (1975) [upheld option price set at book value even though stock greatly increased in value when it began to publicly trade]; MARTIN V. GRAYBAR ELECTRIC CO., 285 F.2d 619, 625
(7th Cir. 1961) [upheld option price set at price stock issued by corporation in face of allegation that market value was much higher].

     The reasons why stock agreements are enforceable even though they may not provide for some subjective concept of fair market value are numerous and further illustrate the public policy upholding such agreements. As noted above, the concept of the "fair market value" of a non-publicly traded stock is so fraught with uncertainty that courts willingly enforce stock agreements such as the one between IRA and its shareholders. Also, courts are reluctant to intervene and rewrite contracts for persons who are trying to avoid obligations they no longer like. See
ESTATE OF MATHER, 410 Pa. 361, 189 A.2d 586 (1963) [upholding one dollar option price for stock allegedly worth $1,000 a share]. Such restrictions also serve the purpose of permitting the corporation to set a price which it can pay and thus, enable it to carry out the very purpose of such stock agreements. ROWLAND, 633 P.2d at 607. A company quite simply has the right to set a repurchase price which will not bankrupt it should the corporation exercise its option to repurchase any and all of departing shareholders' stock. SEE:
ESTATE OF MELLER V. ADOLPH MELLER CO., 554 A.2d 648, 653 (R.I. 1989).

     Preserving employee ownership of the corporation is one of the purposes for having such options. In FOLTZ V. U.S. NEWS AND WORLD REPORT, INC., 865 F.2d 364 (D.C. Cir. 1989), CERT. DENIED, 490 U.S. 1108, 109 S.Ct. 3162, 104
L.Ed.2d 1024 (1989), several ex-employees claimed the appraisal procedure utilized to value their stock upon repurchase greatly undervalued the stock. The Court in FOLTZ repeatedly emphasized that the main purpose for the arrangement contained in the stock option plan was to perpetuate employees' ownership and control. Id. AT 373. The same is true of IRA. In light of this policy, the Court upheld the valuation even though the departing employees sold their stock for between $65.00 and $470.00 a share and the same shares sold shortly thereafter for $2,642. The ex-employees contended that a valuation technique should be used which would estimate the value of the stock that would normally be realized if the company were sold. The Court noted: "... While obviously evaluation on the basis of a HYPOTHETICAL sale could co-exist with employee ownership, IT COULD CREATE LIQUIDITY PROBLEMS THAT WOULD JEOPARDIZE THAT PURPOSE." ID. AT 373. [Emphasis added]

     4. HUGENBERG HAS NO CLAIM OF BREACH OF FIDUCIARY DUTY OR LACK OF GOOD FAITH BECAUSE OF THE PRICE SET BY IRA TO EXERCISE ITS REPURCHASE OPTION

     Simply because a company exercises an option given to it by a stock agreement does not create a cause of action for breach of fiduciary duty or bad faith. Numerous cases and concepts illustrate this point. KEATING V. BBDO INTERNATIONAL, INC., 438 F.Supp. 676 (S.D. N.Y. 1977) dealt with an argument very similar to Hugenberg's that he is being treated unfairly because IRA exercised its option in accordance with its very terms. In KEATING, an ex-employee whose employment was terminable at will complained his company fired him and demanded return of the stock while plans were afoot to take the corporation public. Because this action caused him "economic harm," the ex-employee argued that the company owed him a duty not to demand the stock back even though he was properly terminated. ID. AT 682. KEATING disposed of this contention with the following remarks: "In other words, the corporation owed plaintiff some sort of fiduciary duty not to exercise the option as explicitly set forth in the stockholder's agreement because it would be injurious to him. The fallacy of this proposition is immediately apparent. . . ." ID.

     Other cases also note that it is not a breach of fiduciary duty to exercise the right contained in a stock agreement. SEE: JENKINS V. HAWORTH, 572 F.SUPP. 591, 601 (W.D. MICH. 1983)
[Cannot use fiduciary duty as pretext to avoid clear contractual duty.] RENBERG AT 471. (Court will not rewrite agreement so parties may avoid an improvident contract].

     There is no unfairness for several additional reasons. To briefly summarize the evidence, all Class B shareholders signed a stock agreement containing the same terms and provisions as the Stock Agreement in this case.[Tr. 1324,#29]. There are only 25 shares of Class A IRA stock issued and outstanding and all of the Class A shareholders also own Class B stock.[Tr.1572,1753]. The Class A shareholders' Class B stock is subject to the strictures of the Stock Agreement.[Tr.1333,#86]. Annually, IRA sets the price which it will pay during the coming year for Class B stock.[Tr. 1393]. IRA set this price to reflect book value plus the prior year's earnings less dividends. The prior year's earnings are included by dividing the earnings by twelve and adding 1/12 of the earnings to the stock price each month.(Tr.1322,#13]. Each Class B shareholder, including those Class A shareholders who also own Class B stock, who sold his stock back to the Company received the price set in this fashion. [Tr.1332,#79]. This includes the founder of IRA who presumably was the origin of the nefarious "Control Group" which haunts Hugenberg's thoughts.[Tr. 1394]. Even Hugenberg admitted that he did not know of a single instance where a Class B shareholder received disparate treatment. [Tr.1324,#30, 1326,#43]. Also, as noted previously, Hugenberg received some $725,000 for stock for which he paid only $66,000. [Tr.1320,#8, 1321,#10, 1323,#21,22]. These facts conclusively demonstrate Hugenberg has not been ill treated.

     These facts also demonstrate the fairness of the manner by which the option price is set. First of all, the price is not set for each individual sale. Instead, a price is set yearly which applies to all sales of Class B stock made during that year. One aspect of fairness in analyzing the pricing provision of a stock repurchase option is whether there is "mutuality of risk." EVANGELISTA V. HOLLAND, 537 N.E.2D AT 592-593; RENBERG AT 470. This concept is usually addressed in the context of cases where the stock agreement provides a set price or a formula such as book value determines the price. ID. Such agreements are fair because parties do not know when or if the agreement will be exercised and a party cannot predict if they will profit or lose from the price they set. There is no incentive to set an excessively low price because the parties setting the price may be cutting their own throats. In this case, the parties setting the price for repurchase, the members of IRA's Board of Directors, are also subject to risk from the price they set. Thus, there is no incentive, as Hugenberg suggests, for them to set a low price. The board members may retire, die or be terminated as agents during any year and have to accept the price set for Class B stock. This, in fact, has occurred on numerous occasions, with the departing board members or their estates receiving the price set just like the price for Hugenberg's stock was set. Thus, any motive which Hugenberg suggests for allegedly low-balling the repurchase option price is non-existent.

     The absence of a breach of fiduciary duty or bad faith is shown even more strongly because there is no evidence that IRA manipulated the option price. The most pervasive test for the fairness of an option is its uniform application. As noted in CONCORD AUTO AUCTION, INC. V. RUSTIN, 627 F. SUPP. 1526, 1531 (D.

Mass. 1986): ". . . 'fairness' and 'good faith' in a closely held corporation generally means that each stockholder must have an equal opportunity to sell his or her shares to the corporation for an identical price." That is how IRA operates its option. [Tr. 1326,#40-43]. Each stockholder of the Company may sell his or her stock to the Company for an identical price. There has never been a deviation from this policy, no matter who the seller was.

     5.   IRA HAS SET A REASONABLE PRICE FOR THE EXERCISE OF ITS REPURCHASE
          OPTION

     Even if this Court were to consider the issue of fairness of the price set by IRA to exercise its repurchase option, the evidence shows as a matter of law that the price set is fair and reasonable. The price set basically approximates the book value of the stock with a one year lag. The reason the one year lag is placed on the stock is to ensure that the company is protected from any financial reversals that might occur during the year.

     As noted previously, numerous cases permit repurchase options with the price to be set at book value; some percentage of book value; what the person paid for the stock irrespective of book value or a price set irrespective of the stock's present value. SEE: KANAWHA-ROANE LANDS, INC. V. BURFORD AT 620-621; ROWLAND 633 P.2D AT 606-607; MARTIN V. GRAYBAR ELECTRIC CO. AT 624-625; and STATE EX REL. HOWETH V. DAVIDSON, 163 Mont. 355, 517 P.2d 722, 730 (1973). (10)

     Texas statutory law is also clear on this point. Article 21.07 of the Texas Insurance Code deals with who may own stock in


--------------------------
     (10) Hugenberg cites one case that even mentions book value. He cites B&H WAREHOUSE V. ATLAS VAN LINES, INC., 490 F. 2d 818 (5th Cir. 1974) for the proposition that book value is an inappropriate measure in a repurchase option. But B&H WAREHOUSE is distinguishable on its facts. In B&H WAREHOUSE, the corporation exercising the option adopted a charter amendment permitting a repurchase price caluculated on the basis of book value AFTER the plaintiff purchased its stock. The Court in B&H made absolutely clear that the restriction would have been valid, AS WRITTEN, if it had been in effect at the time the shareholder purchased his stock as it was in the instant case. ID. AT 826.

an insurance agency. One criteria for stock ownership is that the stockholder must maintain an insurance license. Article 21.07 Section 2(d) (3) (C) in part provides:

          Should such an unlicensed person acquire shares in a corporation and not dispose of them within a period of 90 days to a licensed agent, then they must be purchased by the corporation for their book value, that is, the value of said shares of stock as reflected by the regular books and records of said corporation, as of the date of the acquisition of said shares by said unlicensed person. Should the corporation fail or refuse to so purchase such shares, its license shall be canceled.

     Hugenberg is basically relegated to a "t'aint fair" argument. However, he cannot even sustain that argument. The repurchase price set by IRA is more than eight times what Hugenberg paid for the stock. He has already received dividends of three times what he paid for the stock. Salary, bonuses, and fringe benefits generously compensated him for his services to USPA and IRA. As noted previously, Hugenberg received $222,000 in compensation in his last complete year with IRA. Hugenberg's claim of unfairness is a repeat of an argument rejected by the Court in STATE EX REL HOWETH V. DAVIDSON, 517 P.2D AT 730. In HOWETH, the plaintiff complained that forcing him to sell his stock at 50% OF BOOK VALUE was a "harsh forfeiture." The Court responded:

          Howeth was allowed to buy stock in 1965 AS A
          FRINGE BENEFIT TO ENCOURAGE PARTICIPATION IN THE
          CORPORATE AFFAIRS. He paid less than one-half of book value for that stock, a total of $15,000.
          At that time, Howeth signed the repurchase agreement whereby the corporation could buy back the stock at 50% of book value (or up to 100% if the corporation so approved) in the event of termination of his employment. Five years later the corporation exercised its option upon Howeth's termination as an employee at one-half of book value, which is

          $43,473.30. That is an increase of $28,473.30
          over what he paid for it.

          HOWETH'S FORFEITURE ARGUMENT IS PREMISED UPON
          HIS ASSERTION THAT HIS EFFORTS GREATLY
          CONTRIBUTE TO THE INCREASE IN THE BOOK VALUE OF
          THE DAVIDSON COMPANY STOCK. THE RECORD INDICATES
          THAT OVER THE YEARS HOWETH WAS WELL COMPENSATED
          FOR HIS EFFORTS. OFTEN TIMES THIS WAS IN THE
          FORM OF COMMISSIONS DIRECTLY RESULTING FROM A
          PERCENTAGE OF HIS SALES IN ADDITION TO HIS
          REGULAR SALARY. ADDITIONALLY THE SUBSTANTIAL
          GAIN IN THE BOOK VALUE OF HIS STOCK UNDER THE
          REPURCHASE AGREEMENT REWARDED HIS EFFORTS. UNDER
          SUCH CIRCUMSTANCES NO HARSH FORFEITURE IS
          INVOLVED. [Emphasis Added]  ID.

This Court may simply substitute Hugenberg's name for HOWETH'S IN this holding.

          REPLY POINT OF ERROR NO. 2 RESTATED: The trial Court did not err in granting Plaintiff's Motion for Summary Judgment upholding the application by IRA of the stockholder's agreement to allow the company to set the "price" of IRA stock for repurchase. [Responsive to Point of Error No. 2.]

     ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 2

     In essence, Hugenberg is having belated second thoughts about the Stock Agreement he signed and operated under for 10 years. Hugenberg claims that the Stock Agreement is flawed because it does not provide a mechanism to set the price for repurchase of the stock. Of course, the agreement does provide a mechanism. The Company sets the repurchase price. As noted by the evidence and the law, such a mechanism is neither unfair nor illegal. (Tr.1325,#35].

     Even though Hugenberg believes that there is something untoward about such a mechanism, the treatise he quotes references such a pricing mechanism. The extended quote from O'NEAL'S CLOSE CORPORATION
(3D ED. 1987) on pages 16-17 of Appellant's brief
basically recommends that the pricing provisions of a repurchase option have a definite mechanism for the determination of the price. The definite mechanism avoids a possible dispute when the corporation exercises the option. One of the mechanisms suggested by the treatise is ". . . (7) Authorizing the Board of Directors or other shareholders to set a value . . . ."  This is precisely the method specified in the Stock
Agreement.(11)

     The statement from the treatise cited by Hugenberg merely crystallizes the holdings of cases from several jurisdictions extending back to 1894. In KREBS v. MCDONALD, 266 S.W.2d 87 (Ky. 1953), a stock agreement provided that the option price was to be set by the stockholders at a special annual meeting. The price placed on the stock in question was less than half the value placed on the stock for inheritance tax purposes. When the widow of the stockholder refused to sell stock back to the corporation for the set price, the other stockholder brought an action to compel her to comply with the stock agreement.

     KREBS explained that repurchase options were frequently encountered in the context of closely held corporations, and noted, with respect to the option provision it was examining, that: ". . . the criteria for evaluating the stock are so broad in their implications that we conclude they amounted to a carte blanche grant of power to the shareholders to set the valuation at whatever they considered reasonable so long as they acted in good faith." ID. AT 89, 90. Also, in the Court's view, the price set by the

-------------------------
     (11) Hugenberg cites BENDALIN V. DELGADO, 397 S.W.2d 889 (Tex. Civ. App.--El Paso 1965), REV'D ON OTHER GROUNDS, 406 S.W.2d 897 (Tex. 1966) for the proposition that the price offered to Hugenberg for his stock had to be reasonable and three was a jury question whether the repurchase price IRA set was reasonable. BENDALIN has no application to this suit. BENDALIN dealt with an oral agreement to repurchase stock which had no term regarding price. In the absence of a price term, BENDALIN held a reasonable price should be paid.

Id. at 891-892. There is no missing term in the stock agreement. It has a specific price term. IRA sets the repurchase price.

purchasing stockholders did not "sensitively" reflect the stock's actual value. Nevertheless, the Court enforced the option's pricing provision since the widow's husband was one of the architects of the pricing provision and had known of the price which was set even though he did not attend the meeting at which it was set.

     KREBS relied on the oft-cited case of NEW ENGLAND TRUST CO. V. ABBOTT, 162 Mass. 148, 38 N.E. 432 (1894). NEW ENGLAND TRUST examined a bylaw provision which provided that, on a stockholder's death, the corporation had an option to purchase the deceased stockholder's stock at a price set by an appraisal of the directors. After the challenge to the bylaw, the Court upheld the power the stockholders granted the directors to appraise the stock. After stating that the repurchase option did not contravene public policy, the Court held, with respect to the directors' power to appraise the stock, that: "It is settled that one may agree to sell his property at a price to be determined by another, and that he will be bound by the price so fixed, even though the party establishing it was interested; provided the interest was known, and no objection made by the parties, and no fraud or BAD FAITH is shown." (Emphasis added](12) ID. at 434.

     KRAUSS V. KUECHLER, 300 Mass. 346, 15 N.E.2d 207 (1938) cited and reaffirmed the rule of NEW ENGLAND TRUST that the repurchase option price may be set by an interested party. In KRAUSS, the corporation's bylaws provided that a deceased stockholder's stock automatically became the property of the corporation "by paying to the estate of the deceased a sum agreed upon by the remaining stockholders." ID. AT 208. The opinion held that stockholders may

-------------------------
     (12)  See discussion of fiduciary duty and good faith, INFRA, p.13.

bind themselves to "such a regulation by mutual agreement and estop themselves and their representatives thereafter to deny its validity." ID. AT
209. KRAUSS concluded this holding by quoting the language of NEW ENGLAND TRUST cited in the preceding paragraph that a party may bind himself to take a price for his stock set by a third party even though that party is interested in the transaction. ID.

     The principle of allowing an interested person to set the option price was also confirmed in FIRST NATIONAL BANK OF MONTCLAIR V. COLDWELL, 140 N.Y.S.2d 142 (1955), AFFIRMED 286 A.D. 1079, 145 N.Y.S.2d 674 (1956),
AFFIRMED 1 N.Y.2d 726, 151 N.Y.S.2d 935, 134 N.E.2d 683 (1956). In
COLDWELL, a deceased stockholder agreed for his estate to sell his stock to the corporation at book value as that value was fixed by the corporation. The agreement "further provided that the determination of book value by the board of directors [was] final." 140 N.Y.S.2D AT 143. The plaintiff, the deceased shareholder's executor, alleged that the board failed to properly determine book value. The Court denied the plaintiff's right to challenge the board's determination, by holding:

          First, the board of directors was given the sole right and authority to fix and determine the book value of the stock; SECOND, THE BOARD OF DIRECTORS DID FIX THE VALUE IN ACCORDANCE WITH PAST ESTABLISHED PRACTICES AND UPON THE SAME BASIS WHICH IT HAD CONSISTENTLY USED IN ALL PREVIOUS INSTANCES OF VALUATING AND FIXING THE BOOK VALUE OF ITS STOCK. It was established that the determination made was the highest value ever placed by the board of directors as the book value of its corporate stock. Third, the specific and unequivocal language of the agreement provides that the determination of book value by said board of directors shall be final and binding upon all. [Emphasis added]

ID. AT 145. The COLDWELL Court enforced the agreement as written.

     Hugenberg, apparently sensing the weakness of his argument that the pricing provision of the Stock Agreement is unenforceable, tries to will an ambiguity in the Stock Agreement into existence. Of course, Hugenberg characteristically failed to plead any ambiguity in the Stock Agreement and thus, cannot rely on this argument on appeal. BREWER V. MYERS, 545 S.W.2d 235, 237 (Tex. Civ. App.--Tyler 1976, no writ); ROSS V. BURLESON, 274
S.W.2d 105, 107 (Tex. Civ. App.--San Antonio 1954, no writ). Even if Hugenberg had attempted to raise the issue in the trial Court, it is without merit. The Stock Agreement clearly provides that the amount of money the shareholder is to receive from IRA for the repurchase of his stock is set by IRA. The concept is clear whether the Stock Agreement terms this amount of money "value," "repurchase price" or places some other name on it.

     Hugenberg also claims that there is evidence of fraud in the Stock Agreement because a prospectus dated ten years after Hugenberg signed the Stock Agreement stated the repurchase price was "determined ARBITRARILY by the company." (Ant. br. p. 22]. (13) The basis of the claim that this statement is fraudulent is that IRA uses some undisclosed method. Again this argument ignores the Stock Agreement. It provides that the company may set the repurchase price and does not require IRA to use any method at all.(14) This is hardly fraud. Furthermore, Hugenberg was informed of the specific method used to set the stock price in the annual reports


-------------------------
     (13) It is common knowledge that the Securities and Exchange Commission and the Blue Sky regulators require that the offering circular for any stock which is not publically traded state that the price is being determined arbitrarily.

     (14) Hugenberg also cites PATRON V. NICHOLAS, 154 Tex. 385, 279 S.W.2d 848, 854 (1955), which has nothing to do with the facts of this case. In PATTON, a majority shareholder maliciously refused to pay dividends. The Supreme Court held this was improper and fashioned the remedy that henceforth the corporation would pay a reasonable dividend. PATTON is a far cry from the instant case where a corporation exercised a power granted to it by a contract and paid a stockholder more than eight times what he paid for stock after already paying him three times what he had paid for the stock in dividends.

for 1981 and every year thereafter, which annual reports he admitted he read and understood. [Tr. 1328-1329,#55-59]. As for his ability to understand the report's contents, he was a senior member of management for many years, and he also claims to be an honor graduate of the University of Michigan and to have been accepted for admission to the Harvard Law School.

          REPLY POINT OF ERROR NO. 3 RESTATED: The trial Court did not err in refusing to join IRA's Class B shareholders to this litigation. [Responsive to Point of Error No. 3.]

     ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 3

     In Point of Error No. 3, Hugenberg asserts that the trial Court erred in failing to join all of the other shareholders of IRA as parties to this action. Hugenberg's argument fails for two reasons. First, he failed to preserve error on this point. Second, any other shareholders did not have a sufficient interest to require joinder.

     Hugenberg predicates his contention that the other shareholders of IRA should have been joined in the suit on the claim that they signed a Stock Agreement containing identical terms to the agreement signed by Hugenberg. Hugenberg raised this matter in the trial Court by means of a special exception. However, the pleading to which Hugenberg lodged his special exception does not make any mention of the names of the other shareholders of IRA. [Tr. 380-395].

     Hugenberg waived error for three reasons. First, a special exception addresses only matters shown on the face of a pleading. BROWN V. HAWES, 764 S.W.2d 855, 856 (Tex. App.--Austin 1989, no writ). An exception which looks to matters outside the face of the pleading is a "speaking demurrer" for which Texas procedure does not provide. ID. Second, to bring the issue of non-joinder before the trial court, Hugenberg should have filed a verified plea in abatement raising this issue under Tex. R. Civ. P. 93(4). JONES V. LAFARGUE, 758 S.W.2d 320, 324 (Tex. App.--Houston [14th Dist] 1988, writ denied). The need for a verified pleading raising the non-joinder of parties is applicable to the failure to join parties under the Declaratory Judgments Act. CLEAR LAKE CITY WATER AUTH. V. CLEAR LAKE UTILITY, 549 S.W.2d 385, 389 (Tex. 1977). The failure to file a proper pleading raising this issue on the part of Hugenberg waived error on this issue. JONES V. LAFARGUE, 785 S.W.2d at 324. The failure to join "indispensable parties," without the filing of a proper pleading is not a jurisdictional defect nor is it a fundamental error. ID. Finally, the special exception failed to include those matters which must be included in a pleading raising the issue of non-joinder of parties. SEE: R. MCDONALD, TEXAS CIVIL PRACTICE IN DISTRICT AND COUNTY COURTS Section 7.13-(IV) at 175 (rev.
1982). (15)

      Even if Hugenberg properly raised the issue and assuming his presentation of the evidence is correct, the trial Court did not err. Hugenberg relies on Section 37.006(a) of the Texas Civil Practice & Remedies Code (hereinafter referred to as "Section 37.006") as the basis for his exception. The language of Section 37.006 is similar to Rule 39(a) of the Texas Rules of Civil Procedure.(16) Case law notes that the provisions of Rule 39 of the Texas Rules of Civil Procedure and Section 37.006 may be read together in determining a joinder of parties question. Clear Lake City Water Auth. V. Clear

___________________________
     (15) By the same token, Hugenberg raising the issue in his "Motion to Supplement the Record" failed to preserve error. Again, it was unverified and failed to include the allegations necessary for a proper plea in abatement.

     (16) Section 37.006 and Tex. R. Civ. P. 39 are attached to this brief as Appendices E and F.

LAKE UTILITY, 549 S.W.2d 385, 390 (Tex. 1977). The Court's decision regarding the joinder of parties is tested by an abuse of discretion standard. MCZ, INC. V. SMITH, 707 S.W.2d 672, 675 (Tex. App.--Houston [1st Dist] 1986, writ ref'd n.r.e.). The issue with respect to Hugenberg's exception is simple -- Do the other Class B shareholders have or claim any interest that would be affected by the declaration sought by IRA? The obvious answer to this question is "No". It is apparently Hugenberg's theory that any time a contract dispute arises, the Court must join all parties who have a contract containing similar provisions to the contract held by Plaintiff.

      Texas case law and federal case law interpreting the federal counterpart of Rule 39 of the Texas Rules of Civil Procedure, Rule 19 of the Federal Rules of Civil Procedure, do not support Hugenberg's exception.
MILLER V. MILLER, 700 S.W.2d 941 (Tex. App.--Dallas 1985, writ ref'd n.r.e.) dealt with a stock agreement between a husband and wife. The stock agreement performed the same function as the stock agreement in the instant suit in that both the husband and the other stockholders had the right to purchase the wife's stock at a price fixed by a formula contained within the agreement. The wife, after a divorce from the husband, sought to rescind the agreement based on fraud and breach of fiduciary duty. The trial Court refused this relief because it concluded such relief would unfairly prejudice other parties to the stock agreement. The Court of Appeals disagreed and held that the trial Court could have limited its judgment to the relief requested by the wife and held that: "This relief would not impair the rights of [the other shareholders] to purchase [the wife's] shares if they so choose and it would not leave them subject to inconsistent obligations." ID. at 950. Other Texas cases holding similarly are

MALLOY V. NEWMAN, 649 S.W.2d 155 (Tex. App.--Austin 1983, no writ). [in a declaratory judgment action to determine validity of restrictive covenants, other land owners with similar covenants in subdivisions were not necessary parties.] LEDE V. ADCOCK, 630 S.W.2d 669 (Tex. App.--Houston [14th Dist] 1982, writ ref'd n.r.e.). [In a declaratory judgment action seeking to determine if offers to purchase partnership interests was bona fide pursuant to the terms of a partnership agreement, the partner to whom the offer was made was not a necessary party.]

     The cases cited above illustrate a principle that parties need not be joined if their rights are not directly in issue. This is especially true when a contract dispute arises and an attempt is made to join a non-party to a contract as a necessary party. "In a suit upon contract, the only necessary parties to the suit are the parties to the contract, although others have an interest in its performance and may have equitable title to the cause sued upon." MCNEIL V. MCLAIN, 272 S.W.2d 573 (Tex. Civ. App.--Fort Worth 1954, no writ).

     The principle that a non-party to a contract is not a necessary party to a suit determining rights under that contract is aptly illustrated by federal case law under Fed. R. Civ. P. 19, the counterpart of Tex. R. Civ. P. 39. As noted in VIDEO TOWNE, INC. V. RB-3 ASSOC., 125 F.R.D. 457, 459 (S.D. Ohio
1988): ". . . [A] person does not become an indispensable party to an action to determine rights under a contract simply because determination of the action will affect that person's rights under a separate or subsequent contract. . ." SEE ALSO: FISCHER V. NWA, INC., 883 F.2d 594 (8th Cir. 1988) CERT. DENIED, 110 S. Ct. 2205, 109 L.Ed.2d 531 (1990); NORTHROP CORP. V. MCDONNELL DOUGLAS CORP., 705 F.2d 1030, 1044 (9th Cir. 1983) CERT. DENIED, 464 U.S. 849, 104 S.Ct.

156, 78 L.Ed.2d 144 (1983); HERTZBERG'S DIAMOND SHOPS, INC. V.
VALLEY WEST DES MOINES SHOPPING CENTER, INC., 564 F.2d 816 (8th Cir.
1977); and PHOENIX MUTUAL LIFE INS. CO. V. SEAFARERS OFFICERS & EMPLOYEES PENSION PLAN, 128 F.R.D. 25 (E.D.N.Y. 1989). Cases dealing with this principle note that: "The 'interest' relating to the subject matter of the action that makes an absent party a party needed for just adjudication must be a legally protected interest, not merely a financial interest or interest for convenience." SPECIAL JET SERVICES
V. FED. INS. CO., 83 F.R.D. 596, 599 (W.D. Pa. 1979). SPECIAL JET
noted that cases which provide for joinder usually deal with a situation where there is a single fund or reserve and the absent party may have a claim to that fund. ID. The fact that a part may or may not be affected by a suit does not require its joinder. As noted in NORTHROP CORP. V. MCDONNELL DOUGLAS CORP., 705 F.2d 1030, 1046 (9th Cir.): "Speculation about the occurrence of a future event ordinarily does not render all parties potentially affected by that future event necessary or indispensable parties under Rule 19." The situation where parties usually must be joined in a contract action is if the action seeks reformation, cancellation, revision or otherwise challenges the validity of the contract. C. WRIGHT, A. MILLER & M. KANE, FEDERAL PRACTICE & PROCEDURE: CIVIL 2ND Section 1613.

     Do the other Class B shareholders have a direct and immediate interest in this action under their separate stock agreements? The answer is "no." IRA is not trying to do anything in this suit which affects the other shareholder's ownership of Class B stock in IRA.
Each of the other stockholders is operating under a separate contract executed at different times and with different parties than those in the instant suit. As noted above, there is no question about what the Stock Agreement says or means and IRA is not trying to reform the language of the agreement, or alter any other parties' rights. The issues on IRA's side of the case are simple, the agreement says that IRA has an option to purchase Hugenberg's stock at a price to be set by IRA. In accordance with the simple language of the contract, this is what IRA has done.

     Hugenberg, by slight of hand, tries to turn the contracts executed by other Class B shareholders into one contract with his Stock Agreement. He does this by stating that, if the contract is enforced as written, it will affect the other Class B shareholders. He does not answer how they will be affected since IRA asked that the Court find that the Stock Agreement has been complied with in accord with its unambiguous terms and no change or revision of its terms is sought by IRA. In attempting to perform this slight of hand, Hugenberg relies on two cases dealing with pooled or unitized oil and gas interests. VEAL V. THOMASON, 183 Tex. 341, 159 S.W.2d 472 (1942), and PAN AMERICAN PETROLEUM CORP. V. VINES, 459 S.W.2d 911 (Tex. Civ. App.--Tyler 1970, writ ref'd n.r.e.). The obvious distinction between these cases and the instant case is that VEAL and PAN AMERICAN deal with joint owners of a fund, that is the proceeds of a unitized or pooled tract of oil and gas property. This joint interest in the fund creates a joint interest in property. H. WILLIAM & C. MEYERS, OIL & GAS LAW, Section 928 (1990), p. 727. It is in this context that Veal states "that written contracts executed in different instruments whereby a single transaction or purpose is consummated are to be taken and construed together as one contract." 159 S.W.2d at 475. As VEAL further notes: "Measured by the above rule, all the lease contracts affecting lands in this unitized block constitute but one contract just as though all the lessors of lands in such block had signed the same instrument. IT FOLLOWS THAT BY EXECUTING THE SEVERAL

LEASES TO LANDS IN THIS UNITIZED BLOCK THE SEVERAL LESSORS POOLED THEIR RESPECTIVE LANDS UNDER ONE LEASE CONTRACT." [Emphasis added.] ID. VEAL says nothing about the need for joinder of shareholders in the instant suit. It does not even deal with joinder of parties. It also does not mean that the various stock agreements are one instrument and in some way this mandates the joinder of the other Class B shareholders. In fact, case law is directly to the contrary. Each share of stock in a corporation represents a separate and distinct ownership interest and this is not the same as joint ownership in a unitized or pooled tract of oil and gas property. As noted in UPDEGRAVE V. RELIANCE NATIONAL INVESTORS CORP., 337 F.2d 604, 605 (9th Cir. 1964): "The certificates of stock constitute the subject matter of the contract here in dispute. One such share is quite separate from any other share." Logic dictates that simply because two parties have a separate contract with a third party, both of these parties do not have to be joined in a suit against the third party simply because their contracts have similar terms.

     PAN AMERICAN PETROLEUM CORP. V. VINES, 459 S.W.2d 911 is also inapplicable. PAN AMERICAN dealt with a division order which related to a pooled or unitized gas field. The division order dealt with how a fund, in the form of payments from that unit, would be divided. The
Court was asked to decide what certain terms describing what was to be paid meant. Obviously, since the Court was going to decide the meaning of terms in the division order which impacted how the common fund was to be divided, the other interest holders were directly impacted by this determination. In the instant case, we are not dealing in a joint interest in property, a common fund or construction of terms. Instead we are dealing with a request for declaratory relief based on what IRA has done VIS A VIS Hugenberg, not the other shareholders. We are also not dealing with a joint interest in property, but separate contracts dealing with separate ownership of stock in IRA.

           REPLY POINT OF ERROR NO. 4 RESTATED: The trial Court did not err in dismissing Hugenberg's counterclaims for breach of contract, fraud, fraudulent concealment, and negligence. [Responsive to Point of Error No. 4.]

      ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 4

       ADMISSIONS OF HUGENBERG RELATING TO HIS COUNTERCLAIM

      To properly understand why each cause of action alleged by Hugenberg is flawed, IRA will briefly summarize the admissions made by Hugenberg relating to the Counterclaim.(17) Hugenberg could not testify as to whom the members of the "Control Group" were on the various occasions when he brought his stock. [Tr. 1331,#75]. He acknowledged that all members of the alleged "Control Group" who ever bought Class B stock signed a Stock Agreement.
[Tr. 1333,#86]. He acknowledged that when Class B stock is sold back to IRA the only reason that Class A shareholders, the "Control Group," receive a benefit is that they, just like the Class B shareholders, share equally with the Class B shareholders on liquidation and that they are a part of the company and the company receives a benefit. [Tr.1333,#87]. If IRA were liquidated, the assets of IRA would be divided according to the number of shares owned by each stockholder. [Tr.1333,#88]. Members of the "Control Group" share on the same basis as other Class B shareholders upon liquidation. [Tr.1333,#89]. Hugenberg knows of no member of the "Control Group" who has sold his stock and has received anything more for his stock than the price set by the company. [Tr.1333,#90]. Hugenberg fears

___________________________
     (17) Hugenberg's counterclaim is attached hereto as Appendix G.

a "revaluation" of IRA might occur and this would profit the "Control
Group." (Tr.1332,#82,83,97]. If members of the "Control Group" do not stick around until the revaluation of the stock which he contends MIGHT occur, they will not receive any more benefit than other Class B shareholders. [Tr.1333,#91]. He knows of no occasion where a member of the "Control Group" purchased Class B stock from another shareholder. [Tr.1332,#80,1333,#92]. He knows of no plans or prospects to sell IRA and trigger the revaluation he fears. [Tr.1332,#83].

      His counterclaim alleges that activities of the "Control Group" were not disclosed. However, the only activity that he alleges was not disclosed was the method of setting a price for IRA stock. [Tr.1334,#98]. Although he acknowledges that the price set for the Class B stock for repurchase was disclosed every year from 1981 forward and that the method of pricing being utilized was discernible from the annual reports, he claims that there was a fraudulent non-disclosure of this method. [Tr.1328,#54-56]. He suggests that it is a fraudulent activity to represent that there is a relationship between value and price and to represent that the method of valuation of IRA stock is subject to review by the Board of Directors. [Tr.1334,#95]. However, he cannot say how he developed the impression the board approved the valuation. [Tr.1334,#96]. This is the extent of the fraudulent misrepresentations of which he is aware. [Tr.1334,#98]. Hugenberg knew that both the Stock Agreement and the offering documents provided that the price of IRA Class B stock for repurchase would be set by the Company. [Tr.1327-1329,#52-59]. That the company, acting through its board, did set the price annually is evident from the annual reports which Hugenberg admits receiving and reading.

      Hugenberg's understanding of the reason Class B stock was sold was that it was not to raise money for the company, but to encourage ownership by those contributing to the company's success. [Tr.1324,#28). With respect to the allegation that "[t]he purpose of such low valuation [of Class B stock] is to enable the "Control Group" to receive the benefit of dividends on the Class B stock, while at the same time, knowing that they can repurchase such shares from all outstanding Class B shareholders at a low price while maintaining total control", Hugenberg admitted that he had no knowledge of the "Control Group's" intentions. [Tr.1332,#77]. He does not even know who comprises the "Control Group." The only way the "Control Group" could benefit from the repurchase of Class B stock would be to revalue the stock and then sell it back to itself. [Tr.1334,#97]. However, every member of the "Control Group" who has sold his stock back, did so at the price also being paid to other Class B stockholders, including Hugenberg. [Tr.1332,#79]. As noted above, Hugenberg knows of no plans to sell or offers to buy IRA by which the revaluation he fears might occur.

      The only misrepresentation upon which he bases his claims in Counterclaim PARA 13(c) is that he was not informed "on what authoritative basis" the method of pricing Class B stock was "derived." [Tr.1334,#98]. He is not even sure what is meant by the allegation that plans of the "Control Group" were concealed from him. [Tr.1335,#99].

      With respect to the allegation that IRA would price a Class B shareholder's stock at a reasonable price for repurchase, all that Hugenberg relies on is the fact that the Stock Agreement says that the company will annually advise the stockholders of the "value" of the stock for purposes of setting a repurchase price. [Tr. 1335,

#100]. From this phrase, Hugenberg claims that he believed that the price would be the function of HIS concept of "value." (18)

      With respect to the counterclaim's allegations in PARA 14(d), his complaint is not that any misapplication or waste has occurred, but that the method of valuation creates a potential for it. [Tr.1335, #101]. He knows of no evidence of any waste or misapplication. ID.

                   HUGENBERG HAS NO CAUSE OF ACTION FOR ARBITRARY
                       AND CAPRICIOUS VALUATION OF HIS STOCK

      Hugenberg alleges that IRA "engaged in false, fraudulent, malicious and grossly negligent conduct" by an "[a]arbitrary and capricious valuation of his shares of Class B stock at a ridiculously low price for the sole purpose of benefitting the control group." [Counterclaim PARA 13(a)]. As pointed out above, IRA simply set a price for stock which it repurchased pursuant to the terms of the Stock Agreement. By complying with the contract, IRA fulfilled its duties to Hugenberg. As Hugenberg admitted, his claim that the "Control Group" has manipulated the stock price for its personal benefit is a delusion since the "Control Group" operates under the same strictures as other Class B shareholders. (19)

                 HUGENBERG HAS NO CAUSE OF ACTION FOR CANCELLATION
                         OF HIS STOCK ON THE RECORDS OF IRA

     Hugenberg attempts to state a cause of action in his Counterclaim for cancellation of his stock on the records of IRA. [Counterclaim PARA 13(b)]. IRA did cancel Hugenberg's stock. It had every right to do so. It tendered to him an appropriate amount

___________________________
(18) See discussion, INFRA P.22.

(19) His argument that the method of pricing the Class B stock was "arbitrary" and that this is confirmed by the language in the offering documents is disingenuous in the extreme. As noted previously
[Note 13, SUPRA, p.22] the use of that term in the offering documents is mandated by securities regulators. However, since the term "arbitrary" is used in the very documents which he read prior to purchasing his stock, how could he possibly have been misled?

under the Stock Agreement. [Tr. 1329,#63]. When Hugenberg attempted to retender the payment, IRA placed in into the Registry of the Court. There exists no cause of action because IRA properly complied with the provisions of the Stock Agreement. Hugenberg is no longer a Texas licensed agent. Therefore, it would be illegal under the Texas Insurance Code for IRA to have him as a shareholder.

                     IRA DEALT FAIRLY WITH HUGENBERG AND SET A
                   REASONABLE PRICE FOR REPURCHASE OF HIS SHARES,
               THUS, HUGENBERG HAS NO CAUSE OF ACTION IN THIS REGARD

      Hugenberg claims that IRA made a false statement or omission with respect to the purchase and sale of Class B stock in that IRA represented it would deal fairly with him and value his shares at a reasonable price upon repurchase. [Counterclaim PARA 13(c)]. As noted above, IRA has dealt fairly with Hugenberg and tendered a reasonable price for his stock. Even if it failed to do so, Hugenberg once again admits himself out of a cause of action.

      When asked what he was told about how the stock would be priced before he obtained his IRA stock, he admitted that he had no specific conversation with anyone on this subject. [Tr. 1327, #50,51]. His counterclaim also acknowledges this fact. [Counterclaim PARA 9]. When interrogated about how he reached the conclusion that the stock would be valued by means of good faith and fair dealing, he concluded that was part of IRA's "aura" and stated "it was just his sense of what was going on." [Tr. 1335,#102].

      In order to have a cause of action for fraud, the party asserting the cause of action must at least allege a representation. TAYLOR PUBLISHING CO.
V. SYSTEMS MARKETING, INC., 686 S.W.2d 213, 219 (Tex. App.--Dallas 1984, writ ref'd n.r.e.).

Hugenberg, by his own admission, cannot recall a representation upon which he bases his cause of action. Furthermore, as noted previously, the Stock Agreement, the offering documents and the annual reports all combined to make abundantly clear the fact that there would be no public market for the stock and the method by which it was being priced for repurchase.

                     HUGENBERG HAS NO CAUSE OF ACTION RESULTING
                           FROM IRA'S ACCOUNTING METHODS

      Hugenberg alleged that IRA did not disclose that its accounting methods "failed to fairly reflect" the value of IRA and its Class B stock because it did not account. . . for the amount of future renewals." [Counterclaim PARA 14(b)]. As noted above, Hugenberg stated in writing that he knew from his first purchase of IRA stock that IRA stock was allegedly undervalued because it did not account for future renewals.

      An element of fraud is reliance. BYNUM V. SIGNAL LIFE INSURANCE CO., 522 S.W.2d 696, 700 (Tex. Civ. App.--Dallas 1975, writ ref'd n.r.e.).
"If the person to whom a false representation is made is aware of the truth, it is obvious that he is neither deceived nor defrauded, and, therefore, any loss he may sustain is not traceable to the representation but is self-inflicted." ID. By the same token, if parties are aware of the fact allegedly concealed from them, there is no cause of action for the fraudulent concealment of that fact. LYONS V. MONTGOMERY, 685 S.W.2d 390, 392 (Tex. App.--San Antonio 1985), REV'D IN PART, AFFIRMED IN PART, 701 S.W.2d 641 (Tex. 1985). Hugenberg knew from the very first instance that IRA did not include possible future revenue from renewals in its stock valuation and thus, there is no reliance to support his cause of action. (20)

                     HUGENBERG HAS NO CAUSE OF ACTION THAT IRA
                      OMITTED TO DISCLOSE THAT A MARKET WOULD
                         NOT DEVELOP FOR IRA CLASS B STOCK

      Hugenberg makes the fantastic allegation that the "Control Group" failed to disclose that it had "no intention of allowing any reasonable market to develop for the Class B stock wherein fair value could be obtained therefor upon any attempt at sale." [Counterclaim PARA 14(c)]. IRA pointed out in each offering circular that no public market existed for this stock and it was unlikely that such a market would come into existence. Hugenberg read and understood these portions of the offering documents. However, even more basic is how it could be concealed from Hugenberg that no market was contemplated for this stock when he had to sign the Stock Agreement prior to purchasing the stock and the Stock Agreement clearly provides that a Class B shareholder cannot sell his stock to a third party without giving IRA an opportunity to exercise its option and repurchase the stock. Apparently, Hugenberg wants to predicate a cause of action on the failure of IRA to reveal that it would exercise the rights given it under the Stock Agreement.

      Even if there was a duty to speak, in order to have a cause of action for fraud, something must be concealed. ROWNTREE V. RICE, 426 S.W.2d 890, 892-893 (Tex. Civ. App.--San Antonio 1968, writ ref'd n.r.e.). SEE ALSO:
LYONS V. MONTGOMERY, 685 S.W.2d at 392. In view of the existence of the option provision and the repeated

___________________________
(20) See discussion of GAAP accounting at p. 43.

disclosures in the offering documents which Hugenberg admits receiving and reading, no such concealment existed.

      In addition, how IRA would allow a market to develop for its Class B stock is a mystery. As Hugenberg knew, stock of an insurance agency such as IRA cannot be owned by anyone other than an insurance agent licensed in the state of Texas. Tex. Ins. Code art. 21.07. [Tr.1330,#67]. Even Hugenberg's expert witnesses acknowledge that such a pool of purchasers is insufficient to create a market for a stock. [Tr. 1331,#73].

                     HUGENBERG HAS NO CAUSE OF ACTION THAT THE
                  "CONTROL GROUP" MANIPULATED IRA FOR ITS BENEFIT
                OR CONSPIRED TO SUPPRESS OTHER CLASS B SHAREHOLDERS

      Hugenberg wants this Court to believe that there is a grand conspiracy of Class A shareholders, what he terms the "Control Group," to manipulate IRA for their own selfish benefit. [Counterclaim PARA 15]. He also alleges that the Company failed to disclose that it was being manipulated for the benefit of the Class A shareholders and that the Class A shareholders would operate IRA for their own personal benefit. [Counterclaim PARA 14(a) and (d)]. The only problem with these theories is that he does not seem to know who has committed these allegedly evil acts or exactly what they have done. The most fatal flaw is that the scheme allegedly instituted by the Class A shareholders does not exist.

      With respect to the alleged conspiracy, he has no knowledge of when it came into being. [Tr. 1335,#104]. He does not know the names of the active members of any such conspiracy. [Tr. 1335, #105]. All that he can recall that was done in furtherance of the alleged conspiracy was that a member of the Board of Directors denied that points Hugenberg made about valuation of stock held any credence and constituted an attempt to mislead him from obtaining is that there must be some wrongful goal or act. VAQUERO PETROLEUM CO. V. SIMMONS, 636 S.W.2d 762, 769 (Tex. App.--Corpus Christi 1982, no writ).

      The evidence in this case reveals no improper purpose or unlawful means to support a conspiracy or any selfish misdeeds by the "Control Group." The Board of Directors is acting under the clear terms of the Stock Agreement. They are acting to carry out a legitimate purpose to preserve the composition of shareholders of IRA. In the face of these facts come the allegations of Hugenberg regarding a conspiracy. Of course, he does not know who participated in it or when it started. The only overt acts which he alleges occurred are that personnel of IRA disagreed with him about his conclusions on stock valuation, a topic upon which he claims a lack of expertise. Hugenberg pursues the existence of a conspiracy even though the very persons who allegedly created the conspiracy acted in a way directly contrary to the interests which they would be implementing by this conspiracy. The alleged members of the conspiracy have sold their Class B stock back at the same price set for all other Class B shareholders, including Hugenberg. In the face of this fact, Hugenberg and his experts say that there is a POTENTIAL for mistreatment. (22) They know of no evidence that anyone at IRA has thought of this potential or attempted to implement it and the Bylaws and Articles of Incorporation of IRA are designed to prevent the very circumstance Hugenberg fears. [Tr. 1332,#79-83].


--------------------------
(22) For those members of the "Control Group" who sold their stock in accord with the Stock Agreement, Hugenberg's expert opined they were apparently blind and just got "screwed." [Tr. 1564]

                          HUGENBERG HAS NO CAUSE OF ACTION
                         FOR BREACH OF THE STOCK AGREEMENT

      Hugenberg alleges a cause of action for breach of the Stock Agreement. (Counterclaim PARA 16]. To support this cause of action, he relies on the way IRA set the repurchase price for Class B stock. As noted above, the manner in which IRA set the repurchase price of the stock was within the powers given it under the unambiguous provisions of the Stock Agreement as well as Texas corporate law and case law in this and other states. Hugenberg has no cause of action.

                 HUGENBERG HAS EITHER RATIFIED THE STOCK AGREEMENT
                     OR IS ESTOPPED TO DENY ITS ENFORCEABILITY

                                   RATIFICATION

      Hugenberg acknowledges that IRA raised ratification and waiver in the Motion and devotes a grand total of four sentences to his discussion of these matters. The only defense he can muster is one sentence where he states "he had no knowledge of how any price was determined by IRA." This statement is untrue and would not prevent a ratification even if it were. After acquiring knowledge of the method by which IRA exercised the option provision, Hugenberg continued to purchase IRA stock and accept the benefits incident to that ownership. To this day, he demands the benefits of that ownership. For these reasons, he ratified the Stock Agreement and waived any complaint regarding its enforcement.

      Hugenberg has long been aware of information which forms the basis of his Counterclaim. With respect to the allegation that the accounting methods of IRA failed to reveal the true value of IRA and "it's Class B stock by failing to account for the amount of renewals that would result in future revenues to the corporation,"

Hugenberg is damned by his own words. Hugenberg stated that he' knew, since he first bought stock, it was "intrinsically underpriced" because trail income was not included. [Tr. 1330,#65].

      With respect to the manner in which IRA set the price it would pay for Class B stock, Hugenberg, from 1981 until he ceased being an IRA agent, received, read and understood IRA's annual reports. [Tr.1328,#54,55]. Within each report, IRA informed its shareholders of the price it would pay for Class B stock and the manner in which the price was ascertained. ID. Each offering circular through which IRA offered Class B stock set out the sales price of the stock and both the offering document and the Stock Agreement disclosed that the price to be paid by IRA on repurchase would be set by the Company. [Tr.1328,#56]. As noted by Hugenberg, the offering circulars stated the repurchase price was set ARBITRARILY. (23) [Tr. 1329,#58].

      With respect to the allegation that the "Control Group" concealed that it had no intent to allow a market to develop for Class B stock, IRA proclaimed repeatedly and unambiguously that there was no market for IRA Class B stock. [Tr. 1330,#66-70]. Each offering circular noted that there was no market for IRA Class B stock and that it was unlikely that such a market would develop. [Tr.1330,#68].

      In the face of this knowledge, Hugenberg purchased IRA Class B stock in 1981, 1982, 1984, and 1985. [Tr.1320,#8]. He even tried

___________________________
(23) As stated previously, the Securities and Exchange Commission and the Blue Sky regulators require that the offering circular for any stock which is not publicly traded state that the price is being determined "arbitrarily." Hugenberg knew that there was not, and likely never would be a public market for IRA'S stock. [This brief, pg. 36-37].

to purchase IRA's stock again in 1990 shortly before leaving IRA.
[Tr. 1322,#17]. He made the additional purchases of IRA stock knowing that IRA sold him the stock with the understanding that he would abide by the terms of the Stock Agreement. [Tr. 1325,#36]. After he knew of the alleged misdeeds of IRA, he accepted the benefits from stock ownership by receiving dividends totalling $194,000 on his stock in 1987, 1988, and 1989.
[Tr. 1321,#10].

      Even if the alleged fraud had occurred, by his actions, Hugenberg ratified the Stock Agreement. "Ratification is the adoption or confirmation by a person with knowledge of all material facts of a prior act which did not then legally bind him and which he had the right to repudiate. Ratification occurs when one, induced by fraud to enter into a contract, continues to accept benefits under the contract after he becomes aware of the fraud or if he conducts himself in such a manner as to recognize the contract as binding." WISE V. PENA, 552 S.W.2d 196, 199 (Tex. Civ. App.--Corpus Christi 1977, writ dism'd w.o.j.). SEE ALSO: MOTEL ENTERPRISES V. NOBANI, 784 S.W.2d 545, 547 (Tex. App.--Houston [1st Dist] 1990, no writ). Ratification also arises if the parties enter into a new agreement by which their rights are "adjusted" or renewed. ID.; B & R DEVELOPMENT, INC. V. ROGERS, 561 S.W.2d 639, 642 (Tex. Civ. App--Texarkana 1978, writ ref'd n.r.e.). Ratification may be established as a matter of law. WETZEL V. SULLIVAN, KING & SABOM, 745 S.W.2d 78, 81 (Tex. App.--Houston [1st Dist]1988, no writ). Ratification applies to a recision action and an action for damages. B & R DEVELOPMENT, INC., 561 S.W.2D at

642. Ratification does not require a change of position or prejudice to the party asserting the ratification. BOCANEGRA V. AETNA LIFE INS. CO., 605 S.W.2d 848 (Tex. 1980). Ratification is a defense to a cause of action for conspiracy. JONES V. HUNT OIL CO., 456 S.W.2d 506, 513 (Tex. Civ.
App.--Dallas 1970, writ ref'd n.r.e.).

      Even if Hugenberg were defrauded into signing the Stock Agreement, which he was not, he has long since ratified that agreement. He had full knowledge of the "nefarious" actions of IRA. He knew how IRA consistently priced its stock. He knew how IRA exercised its repurchase option. He knew that pursuant to Generally Accepted Accounting Principles, "trail income" was not included as an asset of the Company. He knew that there was no market for IRA stock. Yet he persisted in buying IRA stock and continued to accept dividends accruing to that stock ownership.

                                      ESTOPPEL

      With respect to estoppel, Hugenberg acknowledges that he could not have purchased IRA Class B stock without agreeing to the terms of the Stock Agreement. He also acknowledges that the only way he was able to buy stock from IRA at a discount price was with the understanding that IRA could repurchase the stock at a price set by it. [Tr.1325,#36]. Finally, he professes that he is not attempting to rescind or repudiate the Stock Agreement. [Tr.1327,#46]. However, he now wants to repudiate that portion of the Agreement he does not like while continuing to receive the benefits he has squeezed out of it for ten years.

      An example of an estoppel by accepting the benefits of an agreement is DANIEL V. GOESL, 161 Tex. 490, 341 S.W.2d 892 (1960). In DANIEL, a doctor retired from his medical partnership. After the doctor received all the retirement benefits provided for in the partnership agreement, he sought to avoid certain provisions of the agreement he did not like. As a defense to enforcement of the agreement, the good doctor alleged that he had been defrauded into entering into the partnership agreement. The Supreme Court held that the entire agreement should be enforced noting that the doctor retired and accepted all of the benefits due him under the agreement. He was estopped to accept the beneficial portion of the agreement and reject the detrimental portion. 341 S.W.2d at 895.

     DANIEL relied on GUADALUPE-BLANCO RIVER AUTHORITY V. CITY OF SAN ANTONIO, 145 Tex. 611, 200 S.W.2d 989 (1947), another Supreme Court case outlining that if a person accepts the benefits of an agreement that person is estopped to deny its negative aspects. In GUADALUPE, the City of San Antonio claimed the River Authority defrauded it into purchasing certain property. The City wanted to keep the fruits of the transaction, but repudiate its negative aspects. The Supreme Court disposed of this contention by noting the City had received large benefits under the agreement. The Supreme Court concluded: "[THE CITY]
DOES NOT OFFER TO SURRENDER THE ENTIRE CONSIDERATION RECEIVED BY IT
AND RESTORE THE STATUS QUO. IT SEEKS TO RETAIN THE BENEFICIAL PART OF
THE TRANSACTION AND TO REPUDIATE THE DISADVANTAGEOUS PART BECAUSE OF
THE ALLEGED FRAUD OF THE OTHER PARTY. THIS IT MAY NOT DO." ID. AT 997. (citations omitted). See also: BARON V. MULLINOX, WELLS, MAUZY & BAAB, INC., 623 S.W.2d 457, 462 (Tex. App.--Texarkana 1981, no writ); CENTRAL POWER & LIGHT CO. V. DEL MAR CONSERVATION DIST., 594 S.W.2d 782 (Tex. Civ. App.--San Antonio 1980, writ ref'd n.r.e.); HURT V. STANDARD OIL CO., 444 S.W.2d 342 (Tex. Civ. App.--El Paso 1969, no writ).

      In this case, Hugenberg falls within the same estoppel. He has garnered all of the considerable benefits of stock ownership, yet now wants to repudiate the provisions of the Stock Agreement which do not suit him. The reasons why he cannot pursue such a course are aptly summarized in the case of PALMER V. CHAMBERLIN, 191 F.2d 532, 541 (5th Cir. 1951):

      The formula upon which the appellant is asked to sell is the same formula upon which her decedent was on fourteen separate occasions permitted to buy. In a somewhat similar situation in PRINDIVILLE V. JOHNSON & HIGGINS, 92 N.J.Eq. 515, 520, 113 A. 915,
      918, the Court said: "The charter restriction of which he complains forms the very keystone of the corporate scheme and structure he helped build, and under which he holds, and he cannot be heard to obliterate it. HE HAS SUPPED
      SUMPTUOUSLY AT THE TABLE OF PLENTY FOR EIGHT
      YEARS, AND HE CANNOT BRING THE FEAST TO AN END
      SIMPLY BECAUSE HE IS INDISPOSED.' [Emphasis added]

Hugenberg also ate heartily at IRA's table of plenty.

      REPLY POINT OF ERROR NO. 5 RESTATED: The trial Court did not abuse its discretion in not granting Hugenberg's Motion for Leave to Supplement Record, Motion for Clarification of Rulings and Production of Transcript of Hearings, Objection to Proposed Final Summary Judgment Order Submitted by Plaintiffs, and Objection to Plaintiffs' Correction of Summary Judgment Evidence and Judgment. [Responsive to Point of
      Error No. 5].

      1.   MOTION FOR CLARIFICATION OF RULING AND PRODUCTION OF
           TRANSCRIPTION OF HEARINGS [Tr. 2045-2049].

      Hugenberg apparently wanted the trial Court to order the Court reporter to produce transcripts of two summary judgment hearings. It is not necessary to have a Court reporter present at a hearing on Motion for Summary Judgment. CITY OF HOUSTON V. CLEAR CREEK BASIN AUTHORITY, 589 S.W.2d 671, 677 (Tex.
1979).

      2.   MOTION FOR LEAVE TO SUPPLEMENT THE RECORD [Tr. 2006-2029]

      Less than 7 days prior to the hearing on the Amended Motion for Summary Judgment Hugenberg filed this motion asking the Court to read five depositions without one specific reference to testimony within those depositions and to consider an unauthenticated letter which had nothing to do with the instant case. IRA responded pointing out that the motion was untimely filed under Tex. R. Civ. P. 166(a)(c) and it lacked sufficient specificity to be "a response to the Motion for Summary Judgment under CITY OF HOUSTON V. CLEAR CREEK BASIN AUTHORITY, 589 S.W.2d 671 (Tex. 1979). Merely referencing even filed depositions does not meet the non-movant's burden of specifically presenting issues necessary to raise a fact question. TAYLOR V. TAYLOR, 747 S.W.2d 940 (Tex. App.--Amarillo 1986, writ denied). This motion was simply an inept attempt to cover Hugenberg's failure to file a response to IRA's Amended Motion for Summary Judgment.

      3.   OBJECTION TO PROPOSED SUMMARY JUDGMENT ORDER SUBMITTED
           BY PLAINTIFF [Tr. 2050-2114]

      In addition to the award of attorneys' fees which is discussed under Point of Error No. 6, this objection raised two objections to the form of the Judgment. First, Hugenberg claimed that the declarations made in the Judgment were improper findings of fact.

They were not findings of fact, but the declarations which IRA sought. Then Hugenberg flip-flopped and claimed the Judgment should contain findings as to why the Court granted the motion. He reiterates this argument in his brief. Hugenberg was right the first time that findings of fact and conclusions of law are inappropriate in a summary judgment. STATE V. EASLEY, 404 S.W.2d 296, 297 (Tex. 1966). Contrary to Hugenberg's assertion, IRA's Amended Motion for Summary Judgment and supporting brief clearly outline the grounds for the motion.

      4.   OBJECTION TO CORRECTION OF SUMMARY JUDGMENT EVIDENCE
           [Tr.2162-2178]

      This motion objected to the trial Court entering the Corrected Summary Judgment and the fact that IRA brought the Court's attention to the fact that one page of deposition testimony was incorrect. The Corrected Judgment was entered because an exhibit was inadvertently left off the original judgment. Hugenberg apparently wanted a Judgment Nunc Pro Tunc to remedy this problem. Tex. R. Civ. P. 316. Of course, this was not necessary since the trial Court has the inherent power to modify its judgment until that judgment becomes final. GO LEASING, INC. V. GROOS NATIONAL BANK, 628 S.W.2d 143, 144 (Tex. App.--San Antonio 1982, no writ). With respect to the one page of testimony, IRA simply wanted to correct a possible misimpression it might have created through its mistake.

      Each and every one of the motions about which Hugenberg complains was fatally flawed. Point of Error No. 5 should be overruled.

           REPLY POINT OF ERROR NO. 6 RESTATED: The Trial Court did not err in awarding IRA Three Hundred Thousand Dollars ($300,000) in attorney's fees based upon the affidavit testimony of Dabney D. Bassel. [Responsive to Point of Error No. 6.]

      ARGUMENT & AUTHORITIES UNDER REPLY POINT OF ERROR NO. 6

      The affidavit of Dabney D. Bassel set out his qualifications and his opinion regarding the amount of reasonable and necessary attorney's fees. [Tr.1888-89]. Hugenberg filed no affidavit controverting such proof. Hugenberg filed an objection to the judgment's award of attorney's fees, but even then did not present any evidence to rebut IRA's affidavit.

      It appears that Hugenberg hinges his argument on a claim that the attorney's fees are a fact question and the affidavit did not set out the factors established by case law which may be considered in establishing a reasonable fee. IRA agrees the question of the reasonableness of attorney's fees is a fact question. However, like any number of fact questions, reasonableness can be established as a matter of law in a Motion for Summary Judgment.

      With respect to his second contention, Hugenberg cites no authority for the proposition that an affidavit in support of an award of attorney's fees in a Motion for Summary Judgment must outline the various factors which may be considered in determining a reasonable fee. This failure results from the fact that case law is contrary to his assertion. QUERNER TRUCK LINES, INC. V. ALTA VERDE INDUSTRIES, INC., 747 S.W.2d 464 (Tex. App.--San Antonio 1988, no writ) examined the issue of attorney's fees in a summary judgment context. Initially, QUERNER noted: "An attorney's affidavit can sufficiently establish reasonable attorney's fees." ID. AT 468. In QUERNER, the movant filed an affidavit which merely stated that $3,000 was a reasonable and necessary attorney's fee.

ID. AT 469. The court concluded that "The affidavit was sufficent summary judgment proof of the reasonableness of the attorney's fees." ID. Since the non-movant filed no competent summary judgment evidence rebutting the movant's evidence of attorneys' fees, the Court concluded there was no material and genuine issue of fact concerning attorney's fees. ID. SEE ALSO:
TESORO PETROLEUM CORP. V. COASTAL REFINING & MARKETING, INC., 754 S.W.2d 764, 767 (Tex. App.--Houston [1st Dist] 1988, writ denied). [". . . the affidavit of [the movant's] attorney established a PRIMA FACIE case for a recovery of the stated amount of attorneys' fees, and in the absence of controverting evidence, the affidavit would support the Court's summary judgment."]

      Not only did Hugenberg fail to rebut IRA's summary judgment proof, the amount of attorney's fees in this case are the wages of Hugenberg's sins. As previously noted, IRA sought summary judgment in September of 1990. If the Court had heard and granted the motion, then, the fees would have been a small fraction of what they eventually became. Between the initial hearing and the hearing on IRA's Amended Motion, IRA had to respond to Hugenberg's voluminous document request. [Tr. 149]. In addition, numerous depositions were taken and defended. On top of this, IRA had to respond to a number of Hugenberg's motions and file motions itself to keep discovery from getting out of hand. [Tr. 179, 341, 380, 458, 451, 530, 643, 1259]. Finally, IRA had
to brief and amend its Motion for Summary Judgment to rebut the multiple spurious counterclaims with which Hugenberg tried to intertwine with IRA's claim for relief. It was Hugenberg's insistence on unnecessarily extending discovery and on raising numerous issues through the assertion of spurious counterclaims, which issues had to be addressed during that discovery, that caused the fees to grow dramatically. Having set the case on that course, he should not now be heard to complain of the consequences of his own conduct.

      Hugenberg failed to rebut the proof of IRA on the issue of attorneys' fees, foreclosing the arguments which he now makes. Further, the amount of IRA's attorney's fees is directly traceable to Hugenberg's conduct. As with all other aspects of this case, this Court should overrule Hugenberg's Point of Error No. 6.

                                   CONCLUSION

      Judge Auld properly granted IRA a summary judgment. The stock Agreement Hugenberg signed is a commonly used and widely accepted device which permits companies such as IRA to control who will be their shareholders. Hugenberg's primary complaint, that there is something untoward in permitting the Company to set the repurchase price, is contrary to a hundred years of case law. His complaint that the price offered to him for the stock, which gave him a return on this investment of several hundred percent, is equally unappealing. Finally, the counterclaims raised by Hugenberg that he was deceived or mistreated contain no substance and even if they did, Hugenberg continued to buy stock and accept the benefits of his arrangement with IRA long after he was apprised of all the details of how the Stock Agreement implementation might affect him should he leave IRA.

                                     PRAYER

      The Judgment of the trial Court should be affirmed, all costs of this appeal should be taxed against Hugenberg, and IRA should receive such other and further relief to which it shows itself justly entitled.

                                                Respectfully submitted,


                                                /s/ Dabney D. Bassel
                                                ------------------------
                                                ROBERT F. WATSON
                                                State Bar No. 20961200

                                                DABNEY D. BASSEL
                                                State Bar No. 01890300

                                                LAW, SNAKARD & GAMBILL
                                                3200 Team Bank Building
                                                Fort Worth, Texas 76102
                                                (817) 335-7373 Office
                                                (817) 332-7473 FAX

                                                ATTORNEYS FOR APPELLEE

                               CERTIFICATE OF SERVICE

      This is to certify that a copy of the foregoing Corrected Appellee's Brief has been deposited in the United States Postal System, Certified Mail, Return Receipt Requested, properly addressed to Mr. Khent Rowton, 3000 Carlisle, Suite 200, Dallas, Texas 75204, on this the 9th day of October, 1991.



                                                 /s/ Dabney D. Bassel
                                                 ----------------------------
                                                 DABNEY D. BASSEL

                              CAUSE NO. 352-129228-90

INDEPENDENT RESEARCH AGENCY        Section      IN THE DISTRICT COURT
FOR LIFE INSURANCE, INC.,          Section
                 Plaintiff,        Section
                                   Section
vs.                                Section      TARRANT COUNTY, TEXAS
                                   Section
WILLIAM C. HUGENBERG, JR.,         Section
                Defendant.         Section      352ND JUDICIAL DISTRICT

                  PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT

      COMES NOW, INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., and files this its Amended Motion for Summary Judgment against Defendant WILLIAM
C. HUGENBERG, JR., and for grounds would show unto the Court as follows:

                                         I.

     Defendant William C. Hugenberg, Jr., (hereinafter "Hugenberg") has appeared and answered in this suit.

                                   INTRODUCTION
                                         II.

      Hugenberg is a former employee and registered representative of United Services Planning Association, Inc. (hereinafter "USPA") and a former authorized agent of Independent Research Agency for Life Insurance, Inc., (hereinafter "IRA"). As such, Hugenberg was permitted to purchase stock in USPA's parent corporation, IRA. Hugenberg availed himself of the opportunity to purchase IRA stock. Prior to purchasing the stock, Hugenberg executed a "Stock Agreement" which provided in part that to hold

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 1 stock in IRA, Hugenberg had to be an authorized agent for IRA. The Stock Agreement also provides that if Hugenberg ceases to be an agent for IRA, then IRA has the option to repurchase its stock from him. Hugenberg agreed in the Stock Agreement that the repurchase price was to be the value placed on the stock by IRA. At or about the time Hugenberg's resignation as a USPA employee became effective, he also ceased to be an IRA agent. At that time, IRA had placed $535,587.50 in Hugenberg's payroll account in full payment for his Class B stock in accordance with the terms of the Stock Agreement executed by Hugenberg. This sum represented the number of shares held by Hugenberg times the value placed on the stock by IRA of $17.50 per share. Hugenberg attempted to deliver a cashier's check in the same amount ($535,587.50) to IRA's counsel. This Court entered an Order requiring that the cashier's check which Hugenberg attempted to tender be endorsed and paid into the registry of the Court. Since IRA paid the contractually agreed upon amount for the stock to Hugenberg, IRA cancelled Hugenberg's shares on its stock register.

                                         III.

      In this suit, Hugenberg has filed a counterclaim alleging IRA did not tender "value" to him for his IRA stock. On the basis of these allegations, Hugenberg predicates causes of action for fraud and breach of fiduciary duty. He also alleges that a "Control Group" manipulated IRA Class B stock for the benefit of

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 2 the members of that "group," and that the "group" conspired to "suppress and frustrate the rights of Class B stock shareholders..." The crux of these allegations is also a claim that IRA did not tender "value" to Hugenberg for his stock. What Hugenberg fails to disclose in his counterclaim is that he made several purchases of IRA stock and accepted dividends with knowledge of the manner in which IRA set the price for repurchasing its stock, the actual prices set for the stock, and the fact that IRA had and was continuing to exercise its repurchase option in the Stock Agreement. In addition, IRA has no obligation to tender any "value" to Hugenberg for his stock other than the price set pursuant to the Stock Agreement.

                                         IV.

      IRA requests a summary judgment on all issues upon which it has the burden of proof. IRA also requests a summary judgment on all issues raised by Hugenberg in his Counterclaim.

                                        FACTS
                                          V.

      This Motion for Summary Judgment is supported by all discovery on file in this case filed on behalf of IRA. In addition, this motion for Summary Judgment is supported by the following affidavits' including excerpts from deposition testimony which are incorporated herein fully by reference:

      1. Affidavit of Lamar C. Smith, and exhibits thereto filed on 9/19/90 in support of Plaintiff's Motion for Summary Judgment, a true and correct copy of which is attached hereto as Exhibit "A". (Smith aff'd. #1);

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 3

     2.   Affidavit in Support of Motion for Summary
          Judgment of Lamar C. Smith, filed 2/11/91, a true and correct copy of which is attached hereto as Exhibit "B". The exhibits to the Smith #2 affidavit were also filed on 2/11/91 and due to their volume are not attached to this Motion, but are included in the Court's file and incorporated herein. (Smith aff'd. #2);

     3. Affidavit of Sam F. Rhodes attached hereto as Exhibit C. (Rhodes aff'd.);

     4.   Affidavit of G. Norman Coder attached
          hereto as Exhibit D (Coder aff'd.)

     5. Affidavit of William Arthur Dast attached hereto as Exhibit E (Dast aff'd.)

     6. Affidavit of Robert F. Watson and Exhibits thereto being extracts from the deposition transcripts of Hugenberg and Dr. Allen
          Self, Sam Rhodes, G. Norman Coder, Lamar
          Smith, Merwyn Eiland and W.L. Rankin
          attached hereto as Exhibit F. (Hugenberg
          Depo. Vol. I and Vol. II, Self Depo.,
          Rhodes Depo., Coder Depo., Smith Depo.,
          Eiland Depo. and Rankin Depo.)

     7. Affidavit of Duane 0. Schumacher attached hereto as Exhibit G (Schumacher aff'd.)

     8.   Affidavit of Dabney D. Bassel attached
          hereto as Exhibit H. (Bassel aff'd.).

A true and correct copy of the Defendant's First Amended Answer and Counterclaim filed by Hugenberg on October 18, 1990, is attached hereto as Exhibit "I". (Counterclaim)

                                      VI.

     The following facts are established as a matter of law. (A parenthetical reference is made to the source which establishes each fact as a matter of law.)

     1.   USPA is a wholly owned subsidiary of IRA.
          (Smith aff'd. #1 and Watson aff'd., Exhibit
          E, Hugenberg Depo. Vol. I, page 44, ll.5-19)


PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 4

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     2.   Hugenberg was employed by USPA from July
          23, 1976, until July 1, 1990. (Smith aff'd.
          #1 and Watson aff'd.,  Exhibit E,
          Hugenberg Depo. Vol. I, page 6, l.25-p.7, l.3 and page 18, ll.17-19 and Hugenberg Depo.
          Vol. II, page 147, ll.5-8)

     3.   Hugenberg was an agent of IRA from 1976
          until July 5, 1990. (Smith aff'd. #1 and
          Watson aff'd., Exhibit E, Hugenberg Depo.
          Vol. I, pages 6, l.25-p.8, l.5, p.18, ll.17-
          19 and p.47, l.24-p.48, l.1; Vol. II, page
          147, ll.5-8)

     4.   Hugenberg is no longer licensed as an
          insurance agent by the state of Texas.
          (Schumacher aff'd.)

     5.   Hugenberg executed a Stock Agreement dated
          March 3, 1981. (Smith aff'd. #1 and Watson aff'd., Exhibit E, Hugenberg Depo. Vol. I, pages 46, l.23-p.47, l.10 and Plaintiff's
          Exhibit 9)

     6. The "Stock Agreement" had to be executed by Hugenberg before the company would let him purchase IRA stock. (Smith aff'd. #1 and Watson aff'd., Exhibit E, Hugenberg Depo.,
          Vol. II, p.70, l.20-p.71, l.7)

     7. The only persons who can hold the class of stock in IRA issued to Hugenberg are "authorized agents of IRA." (Smith aff'd.
          #1 and Watson aff'd., Exhibit E, Hugenberg
          Depo., Vol. I, p.47, ll.16-23)

     8.   During his employment, Hugenberg purchased
          IRA Class B common non-voting stock in the following amounts and at the following prices:

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 5

                                   Number of
   Year of Purchase            Shares Purchased         Price Paid
   ----------------            ----------------         ----------

          1981                       621               $    76.50*
          1981                      2000                20,000.00
          1982                      2000                22,700.00
          1984                      1300                18,720.00
          1985                       200                 4,600.00
                                    ----               ----------
          TOTAL                     6121               $66,096.50

                         *    Hugenberg exchanged 911 shares of USPA
                         stock acquired for $70.40 plus $6.10 to
                         acquire these IRA shares. (Smith aff'd. #1 and Watson aff'd., Exhibit E, Hugenberg
                         Depo. Vol. I, page 40, l.21 through page
                         41, l.16 and Plaintiff's Exhibit l-3; Vol. I, page 41, l.17 through page 45, l.16 and Plaintiff's Exhibit 6; Vol. I, page 78, ll.6-13; pp. 98, ll.19-23; Vol. I, pp. 123, l.10-
                         p.124, l.18; Vol. I, pp. 138, l.22-p.139,
                         l.14)

                    9.   In 1988, IRA Class B common non-voting
                         shares were split five for one, giving
                         Hugenberg a total of 30,605 shares. (Smith aff'd. #1 and Watson aff'd., Exhibit E,
                         Hugenberg Depo., Vol. I, pages 168, l.1-p.169, l.10)

                    10.  IRA paid Hugenberg dividends in the
                         following amounts on his IRA stock:

                         Year                Amount of Dividend
                         ----                ------------------

                         1987                    $ 48,968.00
                         1988                      64,270.50
                         1989                      81,108.25
                         -----                   -----------
                         TOTAL                   $194,341.75

                         (Smith aff'd. #1 and Watson aff'd., Exhibit
                         E, Hugenberg Depo., Vol. I, pages 163, l.8-p.164, l.1 and Plaintiff's Exhibit 25; page 173, l.15 and 174, l.2 and Plaintiff's
                         Exhibit 28; Vol. I, page 186, ll.12-16 and
                         Plaintiff's Exhibit 30)

                    11. The "Stock Agreement" provides that IRA has an option to repurchase stock when the stockholder ceases to be an agent of IRA. (Smith aff'd. #1, Exhibit A and Watson aff'd., Exhibit E, Hugenberg
                         Depo., Vol.I, p.48, ll.2-22)

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 6

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                    12.  The "Stock Agreement" provides that IRA
                         may exercise the option specified in
                         paragraph IV of this motion by paying
                         the stockholder a price per share as
                         established, at least annually, by IRA,
                         and that IRA shall notify the
                         stockholder of this price. (Smith
                         aff'd. #1, Exhibit A and Watson aff'd.,
                         Exhibit E, Hugenberg Depo., Vol. I, p.48, l.10-p.49, l.7)

                    13.  The price which IRA tendered to
                         Hugenberg for his Class B stock was
                         the book value of IRA stock at the end
                         of the prior fiscal year plus that
                         year's earnings which are added in
                         monthly increments to the price as the
                         ensuing year progresses, less any
                         dividends. Watson aff'd. Ex. F; Self
                         Depo., p.142, ll.6-20; Eiland Depo., pp.118,
                         l.20-p.119, l.8)

                    14.  The "Stock Agreement" has never been
                         modified or revoked. (Smith aff'd. #1)

                    15.  A copy of the Stock Agreement is on
                         file as part of the books and records
                         of IRA and available for inspection
                         by IRA stockholders and their attorneys
                         and agents. (Coder aff'd.)

                    16.  In 1990, IRA advised Hugenberg, in
                         writing, of the value of his stock in
                         IRA. (Smith aff'd. #1, Exhibit N and
                         Watson aff'd., Exhibit E, Hugenberg
                         Depo., Vol. I, page 174, ll.3-13 and Plaintiff's
                         Exhibit 29, p.01976)

                    17.  Hugenberg attempted to purchase IRA
                         stock in an offering made by IRA in 1990.
                         (Watson aff'd., Exhibit E, Hugenberg
                         Depo., Vol. I, page 174, ll.11-13 and Vol. II, page 35, l.14 through p.36, l.25 and Plaintiff's Exhibit 37)

                    18.  The price of the stock owned by
                         Hugenberg in July 1990 was $17.50 per share.
                         (Smith aff'd. #1)

                    19.  When Hugenberg's employment with USPA
                         ended, his agency agreement with IRA
                         was terminated. (Smith aff'd. #1)

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 7

                    20.  when Hugenberg's employment with IRA
                         ended, IRA deposited $535,587.50 by
                         means of a payroll direct deposit into
                         Hugenberg's account. (Smith aff'd. #1
                         and Watson aff'd., Exhibit E,
                         Hugenberg Depo. Vol. II, page 66, ll.9-21
                         and Plaintiff's Exhibit 57)

                    21.  The price paid for Hugenberg's stock
                         was calculated by multiplying the
                         30,605 shares of Class B stock he owned
                         times $17.50. (Smith aff'd. #1)

                    22.  Hugenberg attempted to deliver a
                         cashier's check in the amount of
                         $535,587.50 to counsel for IRA. (Smith
                         aff'd. #1)

                    23.  IRA filed the instant suit and this
                         Court ordered IRA to endorse the
                         cashier's check which Hugenberg
                         attempted to deliver to IRA's counsel
                         and deposit the funds represented by
                         this cashier's check into the registry
                         of the Court. (Smith aff'd. #1)

                    24.  The stock issued to Hugenberg was
                         cancelled on the books of IRA. (Smith
                         aff'd. #1)

                    25.  A reasonable attorneys' fee for the
                         necessary legal work done in this case
                         is $300,000. (Bassel aff'd.)

                    26. IRA was organized "to provide every professional military family the opportunity to achieve financial independence." (Watson aff'd. Ex. A; Smith depo. p. 46, ll.19-47 and 54, ll.5-15; testimony of Ex. E, Hugenberg depo. Vol. I, p. 126, ll.5-24; Ex. G,
                         Rankin depo. p. 180, ll.6-17)

                    27.  The founder (Carrol H. Payne) of IRA's
                         purpose in selling stock to IRA agents
                         was to preserve the integrity of IRA
                         and insure its continuation as an
                         independent entity, servicing the
                         military in the manner described
                         above. (Watson aff'd, Ex. A; Smith
                         depo., p. 46, l.19 - p. 47, l.16, p.
                         54, ll.5-15; Ex. C, Coder depo.,

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 8

                         p. 89, ll.11-17; Ex. B, Self depo., p.
                         164, ll.3-10; Ex. G, Rankin depo., p. 49,
                         l.4 through p. 50, l.3; p. 141, ll.15-24)

                    28.  The purpose for issuance of IRA Class B
                         stock was to provide an incentive to its agents. (Watson aff'd. Ex. E; Hugenberg depo. , Vol. I, p. 106, ll.3-12; p. 108,
                         ll.20-24; p. 140, ll.3-24; p. 160, l.4
                         through p. 161, l.7; p. 162, ll.14-21;
                         p. 185, ll.11-23; p. 271, l.1 through p.
                         272, l.11; Vol. II, p. 104, ll.4-14; p.
                         148, l.3 through p. 149, l.7; WCH Exhibits
                         13, pp. 6 and 7; 16, p. 00187; 17, pp. 1,
                         4, 8-9; 19, pp. 1, 4, 8-9; 21, p. 00288; 22,
                         p. 00369; 23, pp. 1, 4, 7-8; 24, p. 00439;
                         27, p. 00540; 29, pp. 4, 7 and 19; Ex. B,
                         Self, vol. I, p. 156, l.23 through p. 157, l.21.)

                    29. Any person who purchased IRA Class B stock was required to execute a stock agreement containing the same repurchase provisions as the Stock Agreement. (Smith aff'd. and Watson aff'd., Exhibit E, Hugenberg Depo., Vol. I, p.264, ll.17-23)

                    30. Each IRA Class B shareholder who has sold his stock back to IRA did so at the price set by the Board of Directors pursuant to the repurchase provisions of the stock agreement. (Rhodes aff'd. and Smith aff'd. #2 and Watson aff'd., Exhibit E,
                         Hugenberg Depo., Vol. I, p.115, ll.11-14)

                    31. IRA issued and issues Class B stock as an incentive to its agents and not for the purpose of raising capital. (Smith aff'd. #2 and Watson aff'd., Exhibit E, Hugenberg Depo., Vol. II, p.104, ll.4-14, pp. 147,
                         l.24 through p. 148, l.19)

                    32. Stock agreements such as the one involved in this case are commonly used vehicles to permit the incentive of stock ownership to corporate agents and employees. (Rhodes aff'd.)

                    33. There is nothing unusual or improper about a closely held corporation issuing

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 9
                         incentive stock to its employees and agents. (Watson aff'd Ex. E, Hugenberg depo. Vol. I, p. 140, ll.3-24;
                         p. 185, ll.11-23; Ex. B. Self pp. 139, ll.8-17,
                         p. 156, l.23 through p. 157, l.21; Rhodes aff'd)

                    34. Hugenberg contends the Stock Agreement was breached because IRA did not tender to him what he considers to be fair market value. (Watson aff'd., Exhibit E, Hugenberg Depo., Vol. II, p.117, ll.10-24)

                    35. There is nothing inherently evil or unfair in a corporation setting the price at which it will sell stock to employees or agents and the price at which it will repurchase the stock from him/her. (Watson aff'd., Exhibit E, Hugenberg Depo., Vol. I, p.89, ll.4-8, p.110, ll.1-11, p.115, ll.11-14; Vol. II,
                         p.60, ll.20-24; Vol. II,  p.122, l.17-p.123, l.9;
                         Vol. II, p.148, ll.14-19; Vol. II, p.158, ll.18-25)
                         and Exhibit F (Eiland Depo., Vol. I, pp-115, l.16-p.116, l.1) and Exhibit D (Rhodes Depo.,
                         Vol. I, .p52, ll.7-18, p.53, ll.7-12)

                    36. Hugenberg acknowledges that IRA would not have sold Class B stock to him at the price at which he was allowed to purchase it without his agreement to sell it back at a price set by the company. (Watson aff'd., Exhibit E, Hugenberg Depo., Vol. II, p.148, ll.9-19, p.71, ll.5-7; Vol. I, p.46, l.23
                         through p.49, l.13, p.109, l.18 through p.111, l.10;
                         Plaintiff's Exhibits 9; 10, pp.7 and 74; 13, pp.4, 7, 36 and 37; 17, pp.4, 6, 9, F-15 and E-4; 19,
                         pp.6, 8, 9, 20, F15, F16 and E-1; 23, pp.4, 5, 6, 7,
                         18, F-14 and E-1; 29, pp.4, 6, 17, 18, 20, F-14 and
                         Appendix A, p.1.)

                    37. No one forced him to buy IRA Class B stock. (Watson aff'd, Exhibit E, Hugenberg Depo., Vol. II, pp. 71 and 72)

                    38. Hugenberg believed at the time of his purchases and at the time of his deposition that when he purchased IRA "Class B" stock he got a good deal. Watson aff'd

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 10

                         Ex. E, Hugenberg depo. Vol. I, p. 138, ll.14-21; p. 267, ll.6-12; Vol. II, p. 28, l.9 through p. 29, l.4;
                         p. 40, ll.5-24; pp. 71, l.8 through p. 72, l.2; p. 93,
                         ll.15-19; p. 98, ll.6-16.)

                    39. Offers of IRA Class B stock have been limited to agents and employees of IRA and no one is allowed to purchase Class B stock unless that person signs a Stock Agreement agreeing to sell his/her stock back to IRA at a price to be set by the company. (Watson aff'd Ex. E, Hugenberg depo. Vol. I, p. 46, l.19 through p. 49, l.13; p. 83, l.23 through p. 84, l.5;
                         p. 106, l.13 through p. 107, l.6; pp. 109, l.18
                         through p. 110, l.11; p. 123, ll.10-13; Exhibits 9,
                         10, p. 7; 13, pp. 4, 7 and 17; 17, pp. 4, 6 and 9;
                         19, pp. 4, 6, 9 and 20; 23, pp. 4-7 and 18; 29, pp.
                         4, 6, 17 and 20.)

                    40. Hugenberg does not know of anyone who bought IRA Class B stock without signing a Stock Agreement. (Watson aff'd Ex. 3, Hugenberg depo. Vol. I, p. 50, ll.4-14; p. 88, l.15 through p. 89, l.14; Vol. II, p.
                         79, l.13 through p. 80, l.20.)

                    41. The standard for the determination of the fairness of such agreements is whether they are uniformly and consistently applied to all shareholders. (Rhodes aff'd.)

                    42. The Board of Directors of IRA has followed a uniform and consistent procedure for setting the repurchase price under its stock agreements. (Smith aff'd. #2 and Rhodes aff'd.)

                    43. Hugenberg knows of no occasion where one stockholder was treated differently than another. (Watson aff'd, Exhibit E, Hugenberg depo. Vol. I, p. 185, ll.11-23)

                    44. To adopt the valuation method advocated by Hugenberg would destroy IRA financially. (Smith aff'd. #2 and Rhodes aff'd.)

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 11

                    45. Hugenberg received a high level of compensation for his services to IRA and USPA. (Dast aff'd.)

                    46. Hugenberg entered into the stock agreement in good faith and does not want to rescind it. (Watson aff'd, Exhibit E, Hugenberg depo. Vol. I, pp. 109-110, Vol. II, p. 118, ll.15-17, p. 123, ll.10-17)

                    47. No one forced Hugenberg or anyone else to buy IRA Class B stock. (Watson aff'd, Exhibit E, Hugenberg depo. Vol. II, p. 71, ll.8-10)

                    48. The method of computation of the price used by IRA has mathematical certainty. (Watson aff'd., Exhibit F, Eiland Depo. p. 121, ll.5-11)

                    49. Hugenberg's primary complaint in this suit and the material fact of which he claims he was not informed was how IRA Class B stock would be valued on repurchase. (Counterclaim 7, 8 and 13(a) and (c) and Watson aff'd., Exhibit E, Hugenberg Depo. Vol. II
                         p. 107, ll.7-15)

                    50. Hugenberg did not discuss the Stock Agreement with anyone at the time he signed it. (Watson aff'd., Exhibit E (Hugenberg Depo., Vol. I, p. 49, ll.8-10 and Counterclaim PARA 9)

                    51. Hugenberg cannot recall any specific discussion, prior to signing the Stock Agreement, about how the stock would be valued. (Watson aff'd., Exhibit E, Hugenberg Depo., p.102, ll.1-15)

                    52. Hugenberg made purchases of IRA Class B stock and attempted to purchase additional IRA Class B stock with knowledge of the manner in which IRA set the price for repurchasing IRA stock. (Watson aff'd., Exhibit E, Hugenberg Depo. Vol. I, pp. 77, ll.9-16, 98, l.6-p.99, l.2, 121, l.20-p-122, l.13, 128,
                         l.12-p.129, l.17, 174, ll.3-13; Vol. II 81,
                         ll.2-p.82, l.12; Smith aff'd. #2 Exs. B, C, D, E, F and G)

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 12

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                    53.  Hugenberg made purchases of IRA Class B stock and
                         attempted to make an additional purchase with knowledge of the price set by IRA for the repurchase of its stock over a period of almost 10 years. ID.

                    54. Although Hugenberg now claims that he was in some way misled by IRA in connection with his purchases of IRA Class B stock, he admits that he received and read every offering document and every annual report that was issued by the company between 1981 and 1990. (Watson aff'd Ex. E; Hugenberg depo. Vol. I, pp. 32, l.15 through 36, l.12.)

                    55. Hugenberg received and examined every annual report from 1981 to 1990 and read and understood that portion of the annual report which described the price which IRA would pay its agents and employees for the Class B stock. (Watson aff'd, Exhibit B, Hugenberg depo. Vol. I, p. 40, ll.7-18; pp. 48, l.23 through 49, l.7; pp.
                         90, l.19 through 91, l.10; p. 110. ll.1-15; p. 112,
                         ll.4-8; pp. 114, l.15 through p. 115, l.4; p. 119,
                         ll.3-15; pp. 124, l.19 through p. 126, l.2; pp. 144,
                         l.12 through 145, l.8; pp. 165, l.20 through 166, l.4)

                    56. Each and every annual report of IRA contained comparable information concerning the price at which IRA would repurchase Class B stock. (Watson aff'd Ex. E; Hugenberg depo. Vol. I, pp. 90, l.8 through 91, l.22; pp. 113, l.20 through 115, l.24; pp. 118,
                         l.12 through 119, l.21; pp. 124, l.19 through 126,
                         l.2; pp. 139, l.15 through 143, l.12; pp. 144, l.12
                         through 145, l.8; Ex. B Self Vol. I, pp. 185, l.23 through 186, l.22; Ex. F. Eiland, Vol. I, pp. 118,
                         l.20 through 119, l.8; Exhibits 12, p. 00072; 15, p.
                         000145; 16, p. 000187; 18A, p. 00235; 21, p. 00288;
                         22, p. 000369; 24, p. 00440; and 27, p. 00540.)

                    57. Hugenberg made purchases of IRA Class B stock and attempted to make an additional purchase of IRA Class B stock with knowledge that IRA had and was continuing to

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 13
                         exercise the repurchase option in the Stock
                         Agreement. (Watson aff'd., Exhibit E, Hugenberg Depo., Vol. I, p. 89, l.4 through p.92, l.1, 110,
                         ll.1-10, 145; Vol. II, pp. 106, l.9 through 109,
                         l.15, 159, ll.6-9)

                    58. Prior to the times that Hugenberg purchased stock in IRA or attempted to purchase stock in IRA, he was notified that the offering price for such stock was determined "arbitrarily." (Watson aff'd., Exhibit E, Hugenberg Depo. Vol. I, pp. 77, ll.9-16, 98, l.6-p.99, l.2, 121, l.20-p.122, l.3, 128,
                         l.12-p.129, l.17, 174, ll.3-13; Vol. II, pp. 80-82);
                         Smith aff'd. #2 Exs. B, C, D, E, F and G)

                    59. Hugenberg was aware that the offering price for such stock corresponded to the price at which IRA was offering contemporaneously to repurchase stock. (Watson aff'd., Exhibit E, Hugenberg Depo. Vol. I, pp. 90, l.4-p.91, l.10, 113, l.20-p.115, l.4, 118,
                         l.12-p.119, l.18, 139, ll.15-20, 144, l.12-p.145,
                         l.18, 160, ll.4-23, 170, l.10-p.171, l.8, 174);
                         Smith aff'd. #2, Exs. I, J, K, L, M, N, 0, P and Q)

                    60. Hugenberg received numerous benefits as a result of his stock ownership in IRA. (Facts 7 and 9 above)

                    61. IRA would not have sold Hugenberg IRA Class B stock on any occasion if he had not executed the Stock Agreement (Smith aff'd. #2 and Watson aff'd., Exhibit E, Hugenberg Depo., Vol. II, p.71, ll.3-7, p.148, ll.14-19)

                    62. Hugenberg contends that IRA improperly cancelled his Class B stock on its books. (Counter-Claim PARA 13(b))

                    63. IRA cancelled Hugenberg's stock only after tendering the amount due him for his Class B stock under the terms of the Stock Agreement. (Smith aff'd. #1)

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 14

                    64. Hugenberg contends that IRA "failed to disclose that the accounting method employed by IRA failed to fairly reflect the value of the corporation and its Class B stock by failing to account for the amount of renewals that would result in future revenues to that corporation." (Counterclaim PARA 14(b))

                    65. Hugenberg was aware that such future renewal or "trail" income was not included in the valuation of IRA stock prior to the time that he initially purchased IRA stock as well as prior to his subsequent purchases. (Watson aff'd., Exhibit E, Hugenberg Depo. Vol I, pp.52, ll.4-p.53, l.9; Vol. I, p. 267, ll.6-12; Vol. II, p. 40, ll.15-24, pp.
                         81, l.13-p.83, l.11, Exhibit 32, p. 05064, Exhibit
                         40, p. 04924)

                    66. Hugenberg contends that he was not informed that the "control group" had no intentions of allowing a reasonable market to develop where fair market value could be obtained for his stock in IRA.
                         (Counterclaim PARA 14(c))

                    67. By statute, IRA Class B stock may be owned only by licensed Texas insurance agents. (Smith aff'd. #2 and Watson aff'd., Exhibit E, Hugenberg Depo. Vol. I, p.84, ll.6-10)

                    68. Hugenberg was informed on numerous occasions that there was no public trading market for IRA Class B stock and that it was unlikely that such market would come into existence. (Watson aff'd., Exhibit E, Hugenberg Depo. Vol. I, pp. 77, l.9-p.79, l.14, 84, ll.11-17, 88, l.17-p.89, l.8, 122, ll.14-23,
                         124, ll.19-25, 129, l.18-p.133, l.7; Smith aff'd.
                         #2, Exs. B, C, D, and E)

                    69. Hugenberg understood that there was no public market for IRA Class B stock and that it would be unlikely that there would ever be one. (Watson aff'd Ex. E, Hugenberg depo. Vol. I, p. 80, ll.2-15; p. 99, ll.14-21; pp. 107, l.22 through 108, l.4; pp. 122,
                         l.14 through 123,

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 15
                         l.13; pp. 135, l.16 through 137, 1.3; p. 156, ll.11-21;
                         Exhibits 10, pp. 2 and 7; 13, pp. 1, 2 and 4; 17, pp. 2, 4, 6 and 7; 19, pp. 2, 4 and 6; 23, pp. 2, 4 and 6;
                         29, pp. 4, 6 and 7)

                    70. The Stock Agreement itself reveals that a market may not develop for IRA Class B stock. (Smith aff'd. #1 Ex. A)

                    71. No single Class B stockholder may own more than 5% of IRA Class B stock. (Watson aff'd., Exhibit B, Self Depo., Vol. I, p.123, ll.9-12, p.126, ll.13-15, p.163,
                         l.24-p.164, l.10 and Watson aff'd., Exhibit E, Hugenberg Depo., Vol. I, pp.116, l.23-p.117, l.4)

                    72. Hugenberg knows of no occasion when a shareholder of IRA offered stock back to the company and it was not purchased. (Watson aff'd., Exhibit E, Hugenberg Depo., Vol. I, pp.91, l.23-p.92, l.1)

                    73. There is not a sufficient pool of purchasers to create a market for IRA Class B stock. (Watson aff'd., Exhibit F, Eiland Depo. p. 105, ll.7-9 and
                         p. 108, ll.1-14, and Exhibit B, Self Depo., p. 126, ll.10-19)

                    74. Hugenberg contends that the "Control Group" has manipulated the affairs of IRA for the personal benefit of the members of the "Control Group" and failed to disclose certain of its operations and plans. (Counterclaim PARA 14(a) and (d))

                    75. Hugenberg does not know who makes up the "Control Group." (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, pp. 76, l.6 through p. 79, l.5)

                    76. The only fact which Hugenberg contends was not disclosed by the control group is the method of valuing IRA stock. (Watson aff'd., Exhibit E, Hugenberg Depo. Vol. II, pp. 93, l.3-p.94, l.1, p.95, ll.15-22 and 107, ll.7-15)

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 16

                    77. Hugenberg is unaware of any undisclosed plans by the "Control Group" or the "Control Group's" intentions. (Watson aff'd., Exhibit E, Hugenberg Depo. Vol. II, pp. 104, l.15 through p. 105, l.5, p. 107, ll.7-19)

                    78. Hugenberg knows of no misapplication or waste of IRA assets by the "Control Group." (Watson aff'd., Exhibit E (Hugenberg Depo. Vol. II, p. 111, ll.17-25)

                    79. All members of the "Control Group" who have sold their Class B stock back to IRA have received the price set by the Board of Directors pursuant to the Stock Agreement. (Smith aff'd. #2; Watson aff'd., Exhibit E, Hugenberg Depo. Vol. I, pp. 115, l.11 through 118, l.11; pp. 120, l.7 through 121, l.2, Vol. II pp. 105,
                         l.19 through 106, l.14)

                    80. The "Control Group" is not purchasing Class B stock from other Class B shareholders. (Watson aff'd., Exhibit E, WCH, Vol. II, p. 84, ll.4-7)

                    81. The articles of incorporation and by-laws of IRA have provisions designed to avoid the very misactions of the Class A shareholders which Hugenberg contends might arise. (Watson aff'd., Exhibit C, Coder depo., Vol. I, p. 74, l.21 through p.75, l.18, Exhibit B & C Coder aff'd.)

                    82. Hugenberg knows of no misapplication or waste of IRA assets by the "Control Group" but contends there is a "potential" for such abuses. (Watson aff'd., Exhibit E, Hugenberg Depo., Vol. II, p.111, ll.17-25)

                    83. Hugenberg knows of no offer to buy or plan to sell IRA by which a revaluation of IRA stock which he contends is improper might occur. (Watson aff'd., Exhibit E, Hugenberg Depo., Vol. I, p.64, ll.14-16; Vol. I, pp. 139, l.25 through 140, l.17; Vol. II, pp. 92, ll.4-23, pp.141, l.23, p.142, l.4)

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 17

                    84. As far as Hugenberg knows, every person who has sold Class B stock back to IRA has been treated the same. (Watson aff'd Ex. E, Hugenberg Vol. II, p. 28, ll.9-15; p. 85, l.22 through 86, l.4; p. 92,
                         ll.4-23; p. 106, ll.9-14.)

                    85. Hugenberg claims he is being deprived of value in IRA he created. (Watson aff'd, Exhibit E., Hugenberg depo. Vol. II, pp. 96, l.5 through 98, l.5)

                    86. All members of the alleged "Control Group" who bought Class B stock signed a stock agreement. (Watson aff'd, Exhibit E, Hugenberg depo. Vol. II, p. 80, ll.2-5)

                    87. Hugenberg acknowledged that when Class B stock is sold back to IRA the only reason that Class A shareholders receive a benefit is that they, just like Class B shareholders, share equally with Class B shareholders on liquidation and that they are part of the company and the company receives the benefit. (Watson aff'd, Exhibit E, Hugenberg depo. Vol. II, p. 90, ll.3-5)

                    88. If IRA were liquidated, the assets of IRA would be divided according to the number of shares owned by each stockholder. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 90, ll.11-18)

                    89. Members of the "Control Group" share on the same basis as other Class B shareholders upon liquidation. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 91, ll.16-25)

                    90. Hugenberg knows of no member of the "Control Group" who has sold his stock and received anything more for his stock than the price set by the company. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 92, ll.3-8)

                    91. If members of the "Control Group" do not remain stockholders until the revaluation of the stock which Hugenberg contends might occur, they will not receive any


PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 18
                         more benefit than other Class B shareholders. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 92, ll.20-23)

                    92. Hugenberg knows of no occasion where a member of the "Control Group" purchased Class B stock from another shareholder. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 84, ll.4-7, p. 93, ll.1-4)

                    93 Members of the "Control Group" who sold their stock back, sold it back to IRA. (Watson aff'd, Exhibit E, Vol. II, p. 79, ll.17-20, p. 80, ll.14-20, p. 89,
                         ll.1-7)

                    94. Hugenberg contends that certain activities of the "Control Group" were not disclosed, however, the only activity he alleges was not disclosed was the method of valuation of IRA stock. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 93, l.15 through p. 94, l.1)

                    95. Hugenberg suggests it is a fraudulent activity to represent that there is a relationship between the value and price of the stock and to represent that the method of valuation of IRA stock is subject to review by the Board of Directors. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 94, ll.2-10)

                    96. Hugenberg cannot say how he developed an understanding that the Board of Directors of IRA approved valuation of the company. ID.

                    97. The only way that members of the "Control Group" could benefit from the repurchase of Class B stock would be to revaluate the stock and sell the stock back to IRA. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 106, ll.3-8)

                    98. The only misrepresentation upon which Hugenberg bases his claims and counterclaim paragraph 13(c) is he was not informed "on what authoritative basis" the method of valuing Class B stock was "derived." (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 107, ll.7-15)

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 19

                    99. Hugenberg is not even sure what is meant by the allegation that plans of the "Control Group" were concealed from him. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 107, ll.16-19)

                    100. With respect to the allegation that IRA would value
                         a Class B shareholder's stock at a reasonable price on repurchase, all Hugenberg relies on is the fact that the Stock Agreement says the company will annually advise the stockholders of the "value" of the stock for purposes of setting the repurchase price. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 108, l.3 through p. 109, l-5)

                    101. With respect to the counterclaim allegation in
                         paragraph 14(d), Hugenberg complains not that any misapplication or waste has occurred, but that the method of valuation creates a potential for it. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 111, ll.3-14)

                    102. Hugenberg can recall no specific representation where he was told that the company will value stock in good faith. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 50, ll.18-24, p. 102, ll.1-15)

                    103. Hugenberg alleges the existence of a conspiracy
                         (Counterclaim paragraph 15).

                    104. Hugenberg has no knowledge of when the conspiracy
                         came into being. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 112, ll.1-22)

                    105. Hugenberg does not know the names of the active
                         members of the conspiracy. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 112, l.13 through p. 113, 1.9)

                    106. The only thing that Hugenberg can recall that was done in furtherance of the alleged conspiracy was that a member of the Board of Directors denied that a point Hugenberg made about valuation of stock held any credence and Hugenberg

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 20
                         says this constituted an attempt to mislead him from obtaining accurate information on IRA stock valuation. (Watson aff'd., Exhibit E, Hugenberg depo. Vol. II, p. 114, l.1 through p. 116, l.16)

                    107. The repurchase price established by IRA represents
                         the book value of IRA Class B stock as shown on its books at the end of the fiscal year plus that year's earnings which are added in monthly increments to the price as the ensuing year progresses, less any dividends. (Watson aff'd., Exhibit D, Rhodes Depo.
                         p. 41, l.19 through p. 42, l.2, Exhibit F, Eiland Depo., p. 118, l.20 through p. 119, l.8, and Exhibit B, Self Depo., p. 142, ll.14-20)

                    108. Dr. Stanley Allen Self and G. Merwin Eiland are expert witnesses designated by William C. Hugenberg. (Watson aff'd, Exhibit S)

                                       VII.


          Based on the facts established as a matter of law, IRA requests that this Court make the following declarations:

          (1) IRA has properly exercised its option under the Stock Agreement to repurchase the stock of Hugenberg in IRA;

          (2) IRA has tendered full payment to Hugenberg for the stock he owned in IRA; and

          (3)  Hugenberg is no longer a stockholder of IRA.

IRA also seeks a judgment that based on the facts established as a matter of law Hugenberg take nothing by his counter-claim.

PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 21

                                       VIII.

     This Amended Motion for Summary Judgment is supported by IRA's Brief in Support of Amended Motion for Summary Judgment which is incorporated herein by reference.

                                       IX.

     If this Court is unable to award a full summary judgment at the time of the hearing of this motion, IRA requests that, in accord with Tex. R. Civ. P. 166-A(d), this Court shall ascertain and enter an Order setting forth the material facts existing without substantial controversy and what material facts are actually and in good faith controverted and should be tried.

     WHEREFORE, PREMISES CONSIDERED, IRA respectfully prays that this Court issue declarations and grant the relief requested in paragraph VII of this motion; that IRA be awarded its reasonable attorneys' fees; that all costs of court in this matter be taxed against Hugenberg; and that IRA be awarded such other and further relief both at law and equity to which it shows itself justly entitled.

                                    Respectfully submitted,
                                    LAW, SNAKARD & GAMBILL

                                    By: /s/ Robert F. Watson
                                        -----------------------------
                                        Robert F. Watson
                                        State Bar No. 20961200


                                    By: /s/ Dabney D. Bassel
                                        -----------------------------
                                        Dabney D. Bassel
                                        State Bar No. 01890300


PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 22

                                                 3200 Team Bank Building
                                                 Fort Worth, Texas 76102
                                                 (817)335-7373

                                                 ATTORNEYS FOR PLAINTIFF

                              CERTIFICATE OF SERVICE

      This is to certify that a true and correct copy of the foregoing document has been sent by hand delivery and certified mail, return receipt requested to Khent H. Rowton, Wright & Rowton, P.O. Box 190930, Dallas, Texas 75219 on this 3rd day of May, 1991.

                                          /s/ Dabney D. Bassel
                                          ----------------------------
                                          Dabney D. Bassel

DDB/rn#W(10)
AMEND


PLAINTIFF'S AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 23

                                STOCK AGREEMENT

     This Agreement, made on this 3rd day of March, 1981, between INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a Texas Corporation having its principal place of business in Fort Worth, Texas, herinafter referred to as "Company" and William C. Hugenberg, Jr. , hereinafter referred to as "Stockholder";

                                   WITNESSETH:

     WHEREAS, Company desires to convey to Stockholder shares of the common stock of the Company and may hereafter convey additional shares of same to Stockholder; and, whereas, in partial consideration thereof, Stockholder hereby desires to agree to limitations on the transferability of such stock and to grant, transfer and assign to Company the right to purchase said shares under certain circumstances.

     NOW, THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto do mutually agree as follows:

     1. This Agreement shall apply to all stock of the Company issued to Stockholder currently and in the future.

     2. Stockholder understands and agrees that, in accordance with Texas law pertaining to incorporated insurance agencies, Stockholder must be duly licensed as a Texas life insurance agent (resident or non-resident as applicable) in order to own stock of the Company. In the event Stockholder ceases to be so licensed, Stockholder and the Company agree that Stockholder's stock shall be subject to repurchase under the same terms and conditions as hereinafter described for repurchase in the event of Stockholder's desire to sell same or death or ceasing to be an agent of the Company.

     3. In the event Stockholder desires to sell or otherwise dispose of the stock issued under the terms hereof, Stockholder shall in writing notify the Company of such desire. The Company shall have an option for 120 days after receipt of such notice to repurchase such shares from Stockholder for the price described in paragraph "4", below. In the event of Stockholder's death, or ceasing to be a duly authorized agent of the Company pursuant to a current written agency agreement, the Company shall also have such option to repurchase such stock, under the same terms and conditions described immediately above. Stockholder agrees not to transfer, pledge, assign, or otherwise in any manner encumber any of such shares of stock.

     4. The Company shall, at least annually, advise Stockholder in writing of the value of stock in the Company for the purpose of establishing the repurchase price of such stock, and it is specifically agreed that this value, as of the most recent date provided by the Company, shall be the purchase price paid by the Company for Stockholder's shares upon their repurchase from Stockholder or Stockholder's estate.

     5. All stock issued to Stockholder shall be legended in accordance with Texas law as to incorporated insurance agencies and with the following statement:

          "The shares represented by this certificate are subject to the provisions of that certain Stock Agreement executed on March 3, 1981, by and between Independent Research Agency for Life Insurance Inc. ("Company"), and William C. Hugenberg, Jr., a copy of which Agreement is on file in the Company's office."

     6. This Agreement shall be binding upon the parties hereto, and all provisions hereof shall inure to the benefit of and shall be binding upon the heirs, executors, legal representatives, successors and assigns of the parties hereto.

     7. No amendment, modification, nor waiver of any provision of this Agreement shall be valid unless made in writing and signed by both parties hereto.

     EXECUTED on this 3rd day of March, 1981.


                                                  /s/ W. C. Hugenberg, Jr.
                                                  ------------------------------
                                                          Stockholder

                                                  INDEPENDENT RESEARCH AGENCY
                                                  FOR LIFE INSURANCE, INC.

ATTEST:                                           By: /s/ Carroll H. Payne
                                                      --------------------------
                                                          President
/s/ [ILLEGIBLE] Coder
    --------------------------
           Secretary

                                                        EXHIBIT "A"

                                  RATIFICATION

     For good and valuable considerations. the receipt of which is hereby acknowledged the undersigned. spouse of WILLIAM C. HUGENBERG, JR. does hereby join the execution of this Agreement and does hereby ratify and acknowledge that this Agreement is entirely fair, just, and equitable and to her/his best interests and that she/he desires to bind her/his community interest, if any, in the performance of this Agreement.

     EXECUTED on this 3rd day of March, 1981.

                                                  /s/ Carolyn C Hugenberg
                                                  Spouse


                          ACKNOWLEDGMENT OF COMPANY PRESIDENT

STATE OF TEXAS          )
COUNTY OF TARRANT       )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared CARROLL H. PAYNE known to me to be the person or officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 3rd day of March, 1981.

[STAMP]

                                          /s/ [ILLEGIBLE]
                                              --------------------------
                                              Notary Public


                            ACKNOWLEDGMENT OF STOCKHOLDER

STATE OF TEXAS          )
COUNTY OF TARRANT       )

     BEFORE ME. the undersigned, a Notary Public in and for said County and State, on this day personally appeared WILLIAM C. HUGENBERG, JR. known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 3rd day of March, 1981.

[STAMP]

                                          /s/ [ILLEGIBLE]
                                              --------------------------
                                              Notary Public


                          ACKNOWLFDGMENT OF STOCKHOLDER'S SPOUSE

STATE OF TEXAS          )
COUNTY OF TARRANT       )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared CAROLYN C. HUGENBERG known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me he/she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 3rd day of March, 1981.

[STAMP]

                                          /s/ [ILLEGIBLE]
                                              --------------------------
                                              Notary Public

                               CAUSE NO. 352-129228-90

INDEPENDENT RESEARCH AGENCY    Section     IN THE DISTRICT COURT
FOR LIFE INSURANCE, INC.       Section
                               Section
VS.                            Section     TARRANT COUNTY, TEXAS
                               Section
WILLIAM C. HUGENBERG, JR.      Section     352ND JUDICIAL DISTRICT

                         CORRECTED FINAL SUMMARY JUDGMENT
   *************************************************************************

     On May 28, 1991, came on to be heard the Amended Motion for Summary Judgment of Independent Research Agency for Life Insurance, Inc. The Court considered the Amended Motion for Summary Judgment, the record submitted by the parties, and heard the argument of counsel. It appears to the Court that such motion has been made in proper form and time, that proper service of the Plaintiff's motion has been made upon the Defendant, and that the Defendant has been properly notified of the hearing on this motion. Having considered the matters recited above, the Court finds that there is no genuine issue of any material fact and enters judgment as follows:

     IT IS THEREFORE ORDERED, ADJUDGED AND DECREED that: (1) Independent Research Agency for Life Insurance, Inc. has exercised its option under the stock agreement executed by William C. Hugenberg, Jr. and Independent Research Agency for Life Insurance, Inc. which is attached as Exhibit A to this Judgment; (2) Independent Research Agency for Life Insurance, Inc. has tendered to William C. Hugenberg, Jr. full and final payment for William C. Hugenberg's 30,605 shares of Class B common stock in

FINAL SUMMARY JUDGMENT                                                       1

Independent Research Agency for Life Insurance, Inc.; and (3) Independent Research Agency for Life Insurance, Inc. has properly canceled Defendant William C. Hugenberg, Jr. as a shareholder of Independent Research Agency for Life Insurance, Inc.

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that William C. Hugenberg, Jr. take nothing on his counterclaim filed against Independent Research Agency for Life Insurance, Inc.

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that attorneys' fees shall be awarded to Independent Research Agency for Life Insurance, Inc. in the following amounts: (1) $300,000 through the trial of this case; (2) $25,000 should William C. Hugenberg, Jr. take appeal to the Court of Appeals; (3) $15,000 if Application for Writ of Error is filed in the Supreme Court of Texas; and (4) $15,000 if Application for Writ of Error to the Supreme Court of Texas is granted.

     THE COURT FINDS that on July 18, 1990, this Court ordered the sum of $535,587.50 to be paid into the Registry of the Court.

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the District Clerk of Tarrant County, Texas, shall pay the following sums from the sum referenced in the preceding paragraph to the parties named herein: $300,000, plus interest accrued on that amount while on deposit in the Court's Registry, shall be paid to Independent Research Agency for Life Insurance, Inc. and the remaining sum shall be paid to William C. Hugenberg, Jr.

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the disbursements referenced in the preceding paragraph shall not be made until this Judgment

FINAL SUMMARY JUDGMENT                                                       2
becomes final and William C. Hugenberg, Jr. has not perfected an appeal to it. If William C. Hugenberg, Jr. does perfect an appeal, disbursements shall be made when this Judgment becomes final by issuance of Mandate by the Court of Appeals or the Supreme Court of Texas. Disbursements may also be made pursuant to further order of this Court.

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that all costs of court are taxed against William C. Hugenberg, Jr.

     All relief not expressly granted herein is DENIED.

     SIGNED this the 12 day of June, 1991.



                                             /s/ [ILLEGIBLE]
                                            ---------------------------------
                                                              JUDGE PRESIDING

APPROVED AS TO FORM:



------------------------------
KHENT H. ROWTON
State Bar No. ______
Wright & Rowton
P.O. Box 190930
Dallas, Texas 75219

ATTORNEYS FOR DEFENDANT



FINAL SUMMARY JUDGMENT                                                       3

                               STOCK AGREEMENT

     This Agreement, made on this 3rd day of March 1981, between INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a Texas Corporation having its principal place of business in Fort Worth, Texas, hereinafter referred to as "Company" and William C. Hugenberg, Jr., hereinafter referred to as "Stockholder";

                                WITNESSETH:

     WHEREAS, Company desires to convey to Stockholder shares of the common stock of the Company and may hereafter convey additional shares of same to Stockholder; and, whereas, in partial consideration thereof, Stockholder hereby desires to agree to limitations on the transferability of such stock and to grant, transfer and assign to Company the right to purchase sold shares under certain circumstances.

     NOW, THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto do mutually agree as follows:

     1. This Agreement shall apply to all stock of the Company issued to Stockholder currently and in the future.

     2. Stockholder understands and agrees that, in accordance with Texas law pertaining to incorporated insurance agencies, Stockholder must be duly licensed as a Texas life insurance agent (resident or non-resident as applicable) in order to own stock of the Company. In the event Stockholder ceases to be so licensed, Stockholder and the Company agree that Stockholder's stock shall be subject to repurchase under the same terms and conditions as hereinafter described for repurchase in the event of Stockholder's desire to sell same or death or ceasing to be an agent of the Company.

     3. In the event Stockholder desires to sell or otherwise dispose of the stock issued under the terms hereof, Stockholder shall in witing notify the Company of such desire. The Company shall have an option for 120 days after receipt of such notice to repurchase such shares from Stockholder for the price described in paragraph "4", below. In the event of Stockholder's death, or ceasing to be a duly authorized agent of the Company pursuant to a current written agency agreement, the Company shall also have such option to repurchase such stock, under the same terms and conditions described immediately above. Stockholder agrees not to transfer, pledge, assign, or otherwise in any manner encumber any of such shares of stock.

     4. The Company shall, at least annually, advise Stockholder in writing of the value of stock in the Company for the purpose of establishing the repurchase price of such stock, and it is specifically agreed that this value, as of the most recent date provided by the Company, shall be the purchase price paid by the Company for Stockholder's shares upon their repurchase from Stockholder or Stockholder's estate.

     5. All stock issued to Stockholder shall be legended in accordance with Texas law as to incorporated insurance agencies and with the following statement:

          "The shares represented by this certificate are subject to the provisions of that certain Stock Agreement executed on March 3, 1981, by and between Independent Research Agency for Life Insurance Inc. ("Company"), and William C. Hugenberg, Jr., a copy of which Agreement is on file in the Company's office."

     6. This Agreement shall be binding upon the parties hereto, and all provisions hereof shall inure to the benefit of and shall be binding upon the heirs, executors, legal representatives, successors and assigns of the parties hereto.

     7. No amendment, modification, nor waiver of any provision of this Agreement shall be valid unless made in writing and signed by both parties hereto.

     EXECUTED on this 3rd day of March, 1981.


                                            /s/ W. C. Hugenberg, Jr.
                                            -------------------------------
                                                      Stockholder


                                            INDEPENDENT RESEARCH AGENCY
                                            FOR LIFE INSURANCE, INC.

ATTEST:                                     By /s/ Carroll H. Payne
                                               ----------------------------
                                                      President

/s/ [ILLEGIBLE] Coder
--------------------------
      Secretary
                                                EXHIBIT "A"

                                     RATIFICATION

     For good and valuable considerations. the receipt of which is hereby acknowledged the undersigned, spouse of William C. Hugenberg, Jr. does hereby join the execution of this Agreement and does hereby ratify and acknowledge that this Agreement is entirely fair, just, and equitable and to her/his best interests and that she/he desires to bind her/his community interest, if any, in the performance of this Agreement.

     EXECUTED on this 3rd day of March, 1981.

                                            /s/ Carolyn C. Hugenberg
                                            -----------------------------
                                            Spouse


                          ACKNOWLEDGMENT OF COMPANY PRESIDENT

STATE OF TEXAS        )
COUNTY OF TARRANT     )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Carroll H. Payne known to me to be the person or officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and In the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 3rd day of March, 1981.

[STAMP]

                                            /s/ [ILLEGIBLE]
                                            ------------------------------
                                            Notary Public


                        ACKNOWLEDGMENT OF STOCKHOLDER

STATE OF TEXAS        )
COUNTY OF TARRANT     )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared William C. Hugenberg, Jr. known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 3rd day of March, 1981.


[STAMP]

                                            /s/ [ILLEGIBLE]
                                            --------------------------------
                                            Notary Public


                    ACKNOWLEDGMENT OF STOCKHOLDER'S SPOUSE

STATE OF TEXAS          )
COUNTY OF TARRANT       )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Carolyn C. Hugenberg known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she/he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 3rd day of March, 1981.


[STAMP]

                                            /s/ [ILLEGIBLE]
                                            ----------------------------------
                                            Notary Public

ART. 2.22. TRANSFER OF SHARES AND OTHER SECURITIES AND RESTRICTIONS ON TRANSFER

     A. The shares and other securities of a corporation shall be personal property for all purposes and shall be transferable in accordance with the provisions of Chapter 8--Investment Securities--of the Business & Commerce Code, as amended,(1) except as otherwise provided in this Act.

     B. A restriction on the transfer or registration of transfer of a security may be imposed by the articles of incorporation, or by-laws, or a written agreement among any number of the holders of such securities, or a written agreement among any number of the holders and the corporation provided a counterpart of such agreement shall placed on file by the corporation at its principal place of business or its registered office and shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent, attorney or accountant, as are the books and records of the corporation. No restriction so imposed shall be valid with respect to any security issued prior to the adoption of the restriction unless the holder of the security voted in favor of the restriction or is a party to the agreement imposing it.

     C. Any restriction on the transfer or registration of transfer of a security of a corporation, if reasonable and noted conspicuously on the certificate or other instrument representing the security or, in the case of an uncertificated security, if reasonable and if notation of the restriction is contained in the notice sent pursuant to Section D of Article 2.19 of this Act with respect to the security, shall be specifically enforceable against the holder of the restricted security or any successor or transferee of the holder. Unless noted conspicuously on the certificate or other instrument representing the security or, in the case of an uncertificated security, unless notation of the restriction is contained in the notice sent pursuant to Section D of Article 2.19 of this Act with respect to the security, a restriction, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the restriction at the time of the transfer or against any subsequent transferee (whether or not for value), but such a restriction shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the restriction.

     D. In particular and without limiting the general power granted in Sections B and C of this Article to impose reasonable restrictions, a restriction on the transfer or registration of transfer of securities of a corporation shall be valid if it reasonably:

     (1) Obligates the holders of the restricted securities to offer to the corporation or to any other holders of securities of the corporation or to any other person or to any combination of the foregoing, a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or

     (2) Obligates the corporation to the extent permitted by this Act or any holder of securities of the corporation or any other person, or any combination of the foregoing, to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or

     (3) Requires the corporation or the holders of any class of securities of the corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities for the purpose of preventing violations of federal or state laws; or

     (4) Prohibits the transfer of the restricted securities to designated persons or classes of persons, and such designation is not manifestly unreasonable; or

     (5) Maintains the status of the corporation as an electing small business corporation under Subchapter S of the United States Internal Revenue Code,(1) maintains any other tax advantage to the corporation, or maintains the status of the corporation as a close corporation under Part Twelve of this Act.

     E. A corporation that has adopted a bylaw, or is a party to an agreement, restricting the transfer of its shares or other securities may file such bylaw or agreement as a matter of public record with the Secretary of State, as follows:

     (1) The corporation shall file a copy of the bylaw or agreement in the office of the Secretary of State together with an attached statement setting forth:

     (a)  the name of the corporation;

     (b) that the copy of the bylaw or agreement is a true and correct copy of the same; and

     (c) that such filing has been duly authorized by the board of directors or, in the case of a close corporation that, in conformance with Part Twelve of this Act, is managed in some other manner pursuant to a shareholders' agreement, by the shareholders or by the persons empowered by the agreement to manage its business and affairs.

     (2) Such statement shall be executed on behalf of the corporation by an officer. The original and a copy of the statement shall be delivered to the Secretary of State with copies of such bylaw or agreement restricting the transfer of shares or other securities attached thereto. If the Secretary of State finds that such statement conforms to law and the appropriate filing fee has been paid as prescribed by law, he shall:

     (a) endorse on the original and the copy the word "Filed", and the month, day, and year of the filing thereof;

     (b)  file the original in his office; and

     (c)  return the copy to the corporation or its representative.

     (3) After the filing of such statement by the Secretary of State, the bylaw or agreement restricting the transfer of shares or other securities shall become a matter of public record and the fact of such filing shall be stated on any certificate representing the shares or other securities so restricted if required by Section G, Article 2.19, of this Act.

     F. A corporation that is a party to an agreement restricting the transfer of its shares or other securities may make such agreement part of its articles of incorporation without restating the provisions of such agreement therein by complying with the provisions of Part Four of this Act for amendment of the articles of incorporation. If such agreement shall alter any provision of the original or amended articles of incorporation, the articles of amendment shall identify by reference or description the altered provision. If such agreement is to be an addition to the original or amended articles of incorporation, the articles of amendment shall state that fact. The articles of amendment shall have attached thereto a copy of the agreement restricting the transfer of shares or other securities, and shall state that the attached copy of such agreement is a true and correct copy of the same and that its inclusion as part of the articles of incorporation has been duly authorized in the manner required by this Act to amend the articles of incorporation.

     G. When shares are registered on the books of a corporation in the names of two or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the corporation receives actual written notice that parties other than the surviving joint owner or owners claim an interest in the shares or any distributions thereon, the corporation may record on its books and otherwise effect the transfer of those shares to any person, firm, or corporation (including that surviving joint owner individually) and pay any distributions made in respect of those shares, in each case as if the surviving joint owner or owners were the absolute owners of the shares. A corporation permitting such a transfer by and making any distribution to such a surviving joint owner or owners before the receipt of written notice from other parties claiming an interest in those shares or distributions is discharged from all liability for the transfer or payment so made; provided, however, that the discharge of the corporation from liability and the transfer of full legal and equitable title of the shares in no way affects, reduces, or limits any cause of action existing in favor of any owner of an interest in those shares or distributions against the surviving owner or owners.

Sec. E amended by Acts 1981, 67th Leg., p. 838, ch. 297, 1 14, eff. Aug. 31, 1981; Secs. D and E amended by Acts 1981, 67th Leg., p. 3113, ch. 818,
Section 3, eff. Aug. 31, 1981; Sec. E amended by Acts 1985, 69th Leg., ch.
128, Section 7, eff. May 20, 1985; Sec. G added by Acts 1987, 70th Leg., ch. 93, Section 8, eff. Aug. 31, 1987; Secs. B to D amended by Acts 1989, 71st Leg., ch. 801, Section 8, eff. Aug. 28, 1989. 126 U.S.C.A. Section 1371 et seq.

                        CIVIL PRACTICE & REMEDIES CODE
                                               TITLE 2

SECTION 37.006. PARTIES

     (a) When declaratory relief is sought, all persons who have or claim any interest that would be affected by the declaration must be made parties. A declaration does not prejudice the rights of a person not a party to the proceeding.

     (b) In any proceeding that involves the validity of a municipal ordinance or franchise, the municipality must be made a party and is entitled to be heard, and if the statute, ordinance, or franchise is alleged to be unconstitutional, the attorney general of the state must also be served with a copy of the proceeding and is entitled to be heard.

Acts 1985, 69th Leg., ch. 959, Section 1. eff. Sept. 1. 1985.

                        DISTRICT AND COUNTY COURTS          Rule 39
-----------------------------------------------------------------------------

                     RULE 39. JOINDER OF PERSONS
                          NEEDED FOR JUST
                           ADJUDICATION

     (a) PERSONS TO BE JOINED IF FEASIBLE. A person who is subject to service of process shall be joined as a party in the action if (1) in his absence complete relief cannot be accorded among those already parties, or (2) he claims an interest relating to the subject of the action and is so situated that the disposition of the action in his absence may (i) as a practical matter impair or impede his ability to protect that interest or (ii) leave any of the persons already parties subject to a substantial risk of incurring double, multiple, or otherwise inconsistent obligations by reason of his claimed interest. If he has not been so joined, the court shall order that he be made a party. If he should join as a plaintiff but refuses to do so, he may be made a defendant, or, in a proper case, an involuntary plaintiff.

     (b) DETERMINATION BY COURT WHENEVER JOINDER NOT FEASIBLE. If a person as described in subdivision (a)(1)--(2) hereof cannot be made a party, the court shall determine whether in equity and good conscience the action should proceed among the parties before it, or should be dismissed, the absent person being thus regarded as indispensable. The factors to be considered by the court include: first, to what extent a judgment rendered in the person's absence might be prejudicial to him or those already parties; second, the extent to which, by protective provisions in the judgment, by the shaping of relief, or other measures, the prejudice can be lessened or avoided; third, whether a judgment rendered in the person's absence will be adequate; fourth, whether the plaintiff will have an adequate remedy if the action is dismissed for non-joinder.

     (c) PLEADING REASONS FOR NONJOINDER. A pleading asserting a claim for relief shall state the names, if known to the pleader, of any persons as described in subdivision
(a)(1)--(2) hereof who are not joined, and the reasons why they are not joined.

     (d) EXCEPTION OF CLASS ACTIONS. This rule is subject to the provisions of Rule 42.

(Amended July 21, 1970, eff. Jan. 1, 1971.)

                              NO. 352-129228-90

INDEPENDENT RESEARCH AGENCY         SECTION    IN THE DISTRICT COURT
FOR LIFE INSURANCE, INC.,           SECTION
                                    SECTION
     Plaintiff,                     SECTION
                                    SECTION
V.                                  SECTION    TARRANT COUNTY, TEXAS
                                    SECTION
WILLIAM C. HUGENBERG, JR.,          SECTION
                                    SECTION
        Defendant.                  SECTION    352nd JUDICIAL DISTRICT


             DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM

     NOW COMES, WILLIAM C. HUGENBERG, JR., Defendant ("Hugenberg"), and files this his First Amended Answer and Counterclaim with respect to the Original Petition filed by Independent Research Agency for Life Insurance, Inc. ("IRA"), and in support thereof would show the Court and jury the following:

     1. Hugenberg denies all of the material allegations contained in IRA's Original Petition and demands strict proof thereof by a preponderance of the creditable evidence before the jury.

     2. Hugenberg is currently the owner and holder of Thirty Thousand Six Hundred Five (30,605) shares of IRA's issued and outstanding Class B Non-Voting common stock ("Class B Stock"). Currently, IRA has issued and has outstanding approximately One Million Five Hundred Thousand (1,500,000) shares of the Class B Stock. At the same time, all of the voting rights in IRA is vested in a minority number of Class B Stock shareholders who own all of

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 1 the Class A Voting shares (the "Control Group"). A list of such persons is attached hereto as Exhibit "A" and incorporated herein by reference. There are only twenty-five (25) issued and outstanding shares of Class A Voting common stock ("Class A Stock") as opposed to One Million Five Hundred THOUSAND (1,500,000) shares of Class B stock. Thus the total voting control is in the hands of a small number of Class A shareholders who have absolute power over the operations of IRA. Hugenberg was required by IRA to execute a so-called "Stock Agreement" wherein the Control Group requires that all persons other than themselves who buy the Class B Stock agree to sell the stock back to IRA at a price to be arbitrarily determined by IRA's Control Group, as and when they see fit, while ensuring there is no market for the Class B Stock other than the Control Group.

     3. Through the Stock Agreement, IRA desires to force Hugenberg to sell his stock to IRA for the sum of Five Hundred Thirty-five Thousand Five Hundred Eighty-seven and 50/100ths Dollars ($535,587.50), or Seventeen and 50/100ths Dollars ($17.50) per share. At the same time, IRA desires to cancel Hugenberg's shares of Class B Stock on IRA's books, and force him to accept this offer (which he has specifically rejected).

     4. Hugenberg alleges that the price offered by IRA is grossly inadequate and constitutes breaches of fiduciary duties owed to him by IRA's controlling shareholders. Further, he alleges that the values of such shares are four (4) times or more greater

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 2 than the value of Seventeen and 50/100ths Dollars ($17.50) per share offered by IRA and the Control Group.

     5. Hugenberg would show that IRA's value of Seventeen and 50/100ths Dollars ($17.50) per share is arbitrary and capricious and designed only to benefit the Control Group. The Control Group owns a majority of the Class B Stock as well as all Class A Stock, and is the primary beneficiary of dividends declared on the Class B Stock. The Control Group receives the benefit of sales of Class B Stock to employee investors, and then buys the shares back at a low price, which only benefits the Control Group.

     6. As affirmative defenses, Hugenberg would show that such activities are fraudulent in that the activities of the Control Group are not disclosed, and false and fraudulent representations are made in connection with the purchase of Class B Stock, to the effect that fair value will be received for such shares upon the sale of IRA's Class B Stock back to IRA. Furthermore, Hugenberg alleges that the conduct of the Control Group is illegal and constitutes a breach of the fiduciary duties of the Control Group to the holders of Class B Stock who do not have voting rights in the corporation. Exhibit "A" sets forth the Control Group, who owns the Class A Voting shares, their position in the corporation, and the number of shares each holds.

                                  COUNTERCLAIM

     7. Hugenberg is a former employee of IRA. As an employee, Hugenberg invested in the Class B Stock by periodically acquiring

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 3 such shares as the opportunity arose, although he has been arbitrarily refused the right to purchase shares on one occasion. Hugenberg's history of acquiring the Class B Stock is as follows:


12/79      352  USPA Class B Non-Voting Common Shares
03/80      559  USPA Class B Non-Voting Common Shares
03/81           Exchanged 911 USPA Class B Non-Voting Common Shares
                for 621 IRA Class B Non-Voting Common Shares
07/81      621  IRA Class B Non-Voting Common Shares
07/81     2000  IRA Class B Non-Voting Common Shares
07/82     2000  IRA Class B Non-Voting Common Shares
07/84     1300  IRA Class B Non-Voting Common Shares
08/85      200  IRA Class B Non-Voting Common Shares

IRA declared a stock split in 1988, increasing the shares held by Hugenberg by five for one. After the stock split, Hugenberg owned Thirty Thousand Six Hundred Five (30,605) shares of Stock.

     8. As stated above, Hugenberg was required by IRA to execute a Stock Agreement which gave IRA the absolute right to repurchase his shares at a value to be determined by the Control Group, such Stock Agreement being a contract of adhesion in favor of IRA. Hugenberg and other shareholders similarly situated, upon leaving the employ of IRA, were and are forced to sell their shares of Class B Stock back to IRA at whatever price the Control Group deems to be the repurchase price, without regard to any known or customary method of valuation of securities. The obvious purpose of the Stock Agreement is to allow the Control Group to oppress

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 4 the Class B Stock shareholders and to obtain the use of the investors' funds by selling shares of Class B Stock to their employees, while refusing to redeem such shares at a price related to the actual value thereof. Rather, the purpose of such low valuation is to enable the Control Group to receive the benefit of dividends on the Class B Stock, while at the same time, knowing that they can repurchase such shares from all outstanding Class B Stock shareholders at a low price while maintaining total control. Repurchasing the Class B Stock at artificially low prices inures directly to the benefit of the Control Group, greatly increasing the value of the Control Group's holdings of both Class A and B Stock while cheating the other shareholders.

     9. When Hugenberg entered into the Stock Agreement and purchased his shares of Class B Stock, he was told nothing about the method of valuation by which the shares would be valued upon a repurchase thereof. Rather, Hugenberg relied upon the good faith of IRA, and believed that the Control Group would deal fairly with him in connection with any repurchase of his shares. He was not told of the true motivations and reasons for the arrangement with the non-voting Class B Stock and its effect upon investors therein.

     10. In July, 1990, Hugenberg terminated his employment with IRA, and IRA notified Hugenberg that the price Hugenberg would have to accept for his shares was Seventeen and 50/100ths Dollars ($17.50) per share, irrespective of his desire to sell or not to sell. The shareholders of the Class B Stock under the Stock

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 5

Agreement are forced to sell their shares at any price arbitrarily set by the Control Group. In this instance, Hugenberg, being offered Five Hundred Thirty-five Thousand Five Hundred Eighty-Seven and 50/100ths ($535,587.50) or Seventeen and 50/100ths Dollars ($17.50) per share, desired to have his shares valued by a third party. Hugenberg rejected in writing IRA's offer to buy such shares for Seventeen and 50/100ths ($17.50) per share, and hired Dr. Allen Self, an expert in the field of valuing securities, to examine the books and records of IRA available to Hugenberg. Dr. Self reached a preliminary appraisal of such shares at Seventy Dollars ($70.00) per share, and believes that the value of such shares might even be higher, depending on what discovery shows with respect to future earnings. Attached hereto and incorporated herein by reference as Exhibit "B" is a copy of Dr. Self's Affidavit which clearly shows that IRA is attempting to force Hugenberg to accept a grossly inadequate and unfair consideration for his shares of Class B Stock in violation of IRA's fiduciary duty to Class B Stock shareholders.

     11. While Dr. Self was doing his evaluation, IRA advised Hugenberg that it was going to tender to him Seventeen and 50/100ths Dollars ($17.50) per share which he would be forced to take, because such funds would be wired directly into Hugenberg's bank account whether he wanted the funds or not. Hugenberg through his counsel instructed IRA not to tender such funds into his account, but despite such instructions, IRA attempted to force

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 6

Hugenberg to accept the rejected offer and did in fact wire such funds into the account. Hugenberg did not accept these funds and delivered a cashier's check to counsel for IRA, repaying that amount. Attached hereto as Exhibits "C-1, C-2 and C-3" and incorporated herein by reference, are three letters from Hugenberg's law firm relative to these events.

     12. Hugenberg has control and custody of his shares of Class B Stock, and has no desire to sell such shares at the arbitrarily low price proposed by IRA, desiring instead to hold such shares and receive the dividends thereon, or in the alternative tender such shares back to IRA in exchange for a fair value to be determined by the Court, together with damages as allowed by law.

     13. upon information and belief, IRA claims to have cancelled Hugenberg's shares. This is an additional breach of the fiduciary duties owed by IRA to Hugenberg. By removing his name from the role of shareholders, IRA attempts to wrongfully deny Hugenberg rights associated with his ownership of the Class B Stock, including dividends declared or to be declared in the future. Based upon the facts now available to Hugenberg, Hugenberg would show the Court that IRA has engaged in false, fraudulent, malicious and grossly negligent conduct which upon information and belief includes but is not limited to the following:

     (a) Arbitrary and capricious valuation of his shares of Class B Stock at a ridiculously low price for the sole purpose of benefitting the Control Group;

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 7

     (b) attempting to cancel Hugenberg's shares on the books and records of IRA to his detriment;

     (c) engaging in a course of conduct which includes making false statements of material fact and omissions of material fact in connection with the purchase and sell of Class B Stock including representations that IRA would deal fairly with Hugenberg, value his shares at a reasonable price upon repurchase, and fully inform Hugenberg of material facts relative to IRA and the plans of the Control Group.

     14. IRA also engaged in conduct resulting in the following material omissions:

     (a) IRA completely failed and refused to inform Hugenberg and other Class B Stock shareholders similarly situated that the Class B Stock along with the corporation itself was being operated so unfairly for the benefit of the Control Group to the detriment of the Class B Stock shareholders;

     (b) failed to disclose that the accounting methods employed by IRA failed to fairly reflect the value of the corporation and its Class B Stock by failing to account for the amount of renewals that would result in future revenues to the corporation;

     (c) failed to disclose that the Control Group had no intention of allowing any reasonable market to develop for the Class B Stock wherein fair value could be obtained therefor upon any attempt at sale; and

     (d) failed to disclose that the Control Group would upon operate IRA and manipulate the Class B Stock for its personal benefit including potential misapplication and waste of assets.

     15. Hugenberg further alleges that there has been and continues to be a conspiracy among the Control Group intended to suppress and frustrate the rights of Class B Stock shareholders,

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 8 and in effect, to deny them their legitimate rights as shareholders. Hugenberg further alleges that IRA has engaged and continues to engage in a course of conduct which constitutes a clear breach of the fiduciary duties owed by IRA and the Control Group to the Class B Stock shareholders.

     16. Hugenberg would further show that IRA and its Control Group have engaged in intentional fraudulent concealment of the true nature of their actions with respect to the Class B Stock. Without discovery, Hugenberg is unable at this time to fully develop the facts with respect to what is attempted to be accomplished by attempting to buy back his shares at a price which is obviously unfair and arbitrary, or to determine the scope of unfair personal self dealing and breaches of fiduciary duties that have occurred.

     17. Hugenberg alleges that the actions by IRA as set forth above constitute breaches of the Stock Agreement, breaches of fiduciary duty, and common law fraud. As a result he has been damaged by an amount at least equal to the actual value of his shares less the amount tendered, all accrued and accruing dividends, together with pre-judgment and post-judgment interest and punitive damages. Because of IRA's breach of the Stock Agreement, Hugenberg is entitled to recover reasonable attorneys' fees pursuant to the Tex.Civ.Prac.& Rem. Code Ann.Section 28.001(8).

     18. Hugenberg further alleges that such conduct with respect to attempting to force him to sell his shares for an inadequate

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 9 consideration is a violation of Texas Business and Commerce Code, Section 27.01(a) dealing with fraud in a transaction involving stock of a corporation. As set forth above, IRA has made false representations of material fact in connection with the sale to Hugenberg of such securities, as well as representing it would fairly value his Class B Stock with no intention of fulfilling its duties and representations. This is in addition to the other fraudulent activities alleged above. Under Section 27.01 Hugenberg is entitled to recover pre-judgment and post-judgment interest, costs and reasonable attorneys' fees. Hugenberg is also entitled to recover punitive damages because of the malicious and intentional nature of the fraud set forth herein.

     WHEREFORE, PREMISES CONSIDERED, Hugenberg prays that IRA take nothing by virtue of its Original Petition, that he recover actual damages, together with pre-judgment and post-judgment interest, punitive damages, attorneys' fees, the amount of any dividends to which he is entitled, and that he have such other and further relief both general and special at law or in equity to which he may show himself justly entitled.

--------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 10

                                       Respectfully submitted,

                                       SIMON, ANISMAN, DOBY, WILSON & SKILLERN
                                       400 Professional Building
                                       303 West Tenth Street
                                       P. 0. Box 17047
                                       Fort Worth, TX 76102-7071
                                       (817) 335-6133 (FAX) 429-5390

                                       By /s/ Khent H. Rowton
                                          ------------------------------
                                          KHENT H. ROWTON
                                          State Bar No. 1735000

                                          ATTORNEY FOR DEFENDANT
                                          WILLIAM C. HUGENBERG, JR.


                              CERTIFICATE OF SERVICE

     THE UNDERSIGNED CERTIFIES that a copy of the above and foregoing DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM was served upon counsel for Plaintiff as follows:

               Robert F. Watson, Esq.
               Dabney D. Bassel, Esq.
               Stephen G. Wilcox, Esq.
               Law, Snakard & Gambill
               3200 Team Bank Building
               500 Throckmorton Street
               Fort Worth, Texas 76102

in accordance with Rule 72, Texas Rules of Civil Procedure, on this 18th day of October 1990, via hand delivery.

                                       /s/ Khent H. Rowton
                                       ------------------------------
                                       KHENT H. ROWTON

C:\Hugenberg\Amend2.Ans
12251.000

-------------------------------------------------------------
DEFENDANT'S FIRST AMENDED ANSWER AND COUNTERCLAIM - PAGE 11

                    CLASS A VOTING COMMON STOCK SHAREHOLDERS


                                                                    NUMBER OF
NAME & TITLE                                                         SHARES
------------                                                        ---------
Freda J. Payne                                                          3
Director

Carroll H. Payne II                                                     3
Director

Debra S. Payne                                                          3
Director

Naomi K. Payne                                                          3
Director

George C. Talley, Jr.                                                   2
Director, Chairman of the Board,
Chief Executive Officer

Lamar C. Smith                                                          2
Director, President, Chief Operating officer

William J. Mansfield                                                    1
Director, Senior Vice President,
Director of Planning and Development

James N. Lanier                                                         1
Director, Senior Vice President,
Director of Marketing

C. L. Van Donselaar                                                     1
Director, Vice President,
Director of Field Marketing

John D. Beer                                                            1
Director, Vice President and Director of
Public Relations and Protocol

Barry M. Brown                                                          1
Director, Regional Vice President

Leonard J. Siegert                                                      1
Director, Regional Vice President

William M. Stevenson                                                    1
Director, Regional Vice President

Frederic W. Watke                                                       1
Director, Regional Vice President

                  AS OF IRA PROSPECTUS DATED FEBRUARY 12, 1990


                                                                    NUMBER OF
NAME & TITLE                                                         SHARES
------------                                                        ---------

William A. Dast                                                         1
Director, Treasurer


c:\hugenberg\Class A Shareholders


                  AS OF IRA PROSPECTUS DATED FEBRUARY 12, 1990

                             CAUSE NO. 352-129228-90

INDEPENDENT RESEARCH AGENCY            SECTION     IN THE DISTRICT COURT OF
FOR LIFE INSURANCE, INC.,              SECTION
                                       SECTION
      Plaintiff,                       SECTION
                                       SECTION
V.                                     SECTION     TARRANT COUNTY, TEXAS
                                       SECTION
WILLIAM C. HUGENBERG, JR.,             SECTION
                                       SECTION
     Defendant.                        SECTION     352ND JUDICIAL DISTRICT


                           AFFIDAVIT OF ALLEN SELF, PH.D.
                   IN OPPOSITION OF MOTION FOR SUMMARY JUDGMENT

STATE OF TEXAS          SECTION
COUNTY OF TARRANT       SECTION

     Before me, the undersigned authority, personally appeared Dr. Allen Self who upon his oath did depose and state:

     1. My name is Dr. Allen Self. I am over the age of twenty-one (21) and I am fully competent to make this Affidavit based upon my personal knowledge of the facts set forth herein.

     2. I have a Ph.D. in economics from the University of Oklahoma. I am a past Emeritus Professor of Management at the M. J. Neeley School of Business at Texas Christian University. I am currently an Economic, Management and Financial Consultant. My curriculum vitae is attached hereto and incorporated herewith for all purposes as Exhibit "A".

     3. I have analyzed the financial circumstances surrounding the valuation of the Class B Non-Voting Stock of Independent Research Agency for Life Insurance, Inc. ("IRA"). It is my expert opinion that the shares are worth at least seventy dollars ($70.00)

AFFIDAVIT OF ALLEN SELF, PH.D.
IN OPPOSITION OF MOTION FOR SUMMARY JUDGMENT - Page 1 per share. The shares may be valued at a higher price, depending upon the impact of renewal commissions upon IRA's earnings in years to come.

     4. My opinion is based upon my examination of annual reports and prospectuses issued by IRA, an outline of IRA's financial history I prepared, a financial spread sheet software package, and certain correspondence that is associated with this case. From these, I have analyzed the status and the changes in this company's financial history. Also, I have consulted standard financial sources to determine the relationship between earnings and share prices for comparable firms in the financial services and insurance industry.

     5. The value of the Class B Non-Voting shares of IRA was set by its Board of Directors at about three (3) times earnings, at book value, whereas its actual market value is about twelve (12) times earnings, or four (4) times as much as the Board's admittedly arbitrary value, as set forth in IRA's documents.

     6. The Board apparently set the value of these shares at Seventeen and 50/100 Dollars ($17.50) per share as of July, 1990. The economic advantage to those shareholders in the control group for setting the stock's value at a low level is that cash is thereby conserved in the corporation and can be paid later to themselves and others upon retirement or separation. This economic advantage can be clearly seen and demonstrated.

     7. It is my opinion that these shares are worth at least

AFFIDAVIT OF ALLEN SELF, PH.D.
IN OPPOSITION OF MOTION FOR SUMMARY JUDGMENT - Page 2 seventy dollars ($70.00) per share, and perhaps considerably more, depending upon what discovery reveals.

     FURTHER AFFIANT SAITH NOT.


                                       /s/ Allen Self, Ph.D
                                       -------------------------------
                                       ALLEN SELF, Ph.D.

     SUBSCRIBED AND SWORN TO BEFORE ME on this 16 day of October, 1990.


                                       /s/ Jack B. Harris Sr.
                                       -------------------------------
            SEAL                       Notary Public, State of Texas


                                       /s/ Jack B. Harris Sr.
                                       -------------------------------
                                       Printed Name of Notary

My Commission Expires:

         August 8, 1992
----------------------------------


C:\DAILY\SELF.AFF

AFFIDAVIT OF ALLEN SELF, PH.D.
IN OPPOSITION OF MOTION FOR SUMMARY JUDGMENT - Page 3

                              Stanley Allen Self

Present Position: Economic, Management, Financial Consultant

Immediate Past Position: Emeritus Professor of Management
                  M. J. Neeley School of Business
                  Texas Christian University

Consulting Business Address:
                  Dr. Allen Self
                  River Plaza Building, Suite 1105
                  1701 River Run
                  Fort Worth, Texas 76107

Home:             2004 Hillcrest
                  Fort Worth, Texas 76107
                       Telephone:  817-332-4410 (Consulting)
                                   817-738-7879 (Home)
                       FAX: 817-332-4410  (24-hour Receiving)

Education:  Alamo Heights High School, San Antonio, 1944
            B. A.  (History, Economics), Texas A & M
                    University, 1947.
            M. A.  (Economics, Government), North Texas State
                    University, 1949.
            Ph. D. (Economics), University of Oklahoma, 1957

Postdoctoral Study:
      Harvard Graduate School of Business, 1961.
      Carnegie-Mellon University Graduate School of Industrial
Administration, 1963.

Honors:

      Beta Gamma Sigma (Business Honor Society)
      Omicron Delta Epsilon (Economics Honor Society)
      Life Member, Southwest Division, Academy of Management
      Woodrow Wilson Fund Fellow, 1956-57
      Ford Foundation Research Fellow, 1964

Publications and Research:
         Co-author (with John A. Patton and C. L. Littlefield,)
JOB EVALUATION: TEXT AND CASES, Third Edition, Richard D. Irwin, Inc., 1964.
      Editor (posthumous), C. D. Williamson, EXECUTIVE OPERATIONS TECHNIQUE, Prentice-Hall, Inc., 1963.
      MUNICIPAL ELECTRIC UTILITY SYSTEMS IN OKLAHOMA, University Microfilms,
1958.
      THE DAIRY INDUSTRY AND THE TEXAS ANTITRUST LAWS, unpublished master's thesis, North Texas State University, 1949.
      Co-author (with 8. G. Havill and John E. Pearson) "Programming Circular Autocorrelation for Cycle Research," JOURNAL OF CYCLE RESEARCH, Vol. 9, No. 3, July 1960.
      "A Method for Peer Rating on a Student Team Project," COLLEGIATE NEWS AND VIEWS, December 1968.

Brief Biographical Sketch, Dr. Allen Self                               Page 2

      WHITE SETTLEMENT, TEXAS: AN ECONOMIC BASE STUDY, Bureau of Business Research, Texas Christian University, 1966.
      LOAN RESOURCES FOR POVERTY GROUPS IN TARRANT COUNTY, Bureau of Buisness Research, Texas Christian University, 1966.
      Editor and Project Director, ECONOMIC IMPACT of THE MOBILE HOME
INDUSTRY IN TEXAS; Bureau of Business Research, Texas Christian University,
1967.
      Co-author (with C. Richard Waits), MOUNTAIN VALLEY RECREATION
AREA, Bureau of Business Research, Texas Christian University, 1968.
      Co-author (with Joe Lee Steele and Ike H. Harrison), UNIVERSITY BANK OFFICE COMPLEX, Bureau of Business Research, Texas Christian University, 1969.
      Co-author (with Joe Lee Steele), WEST SIDE STATE BANK: MARKET, FACILITIES, AND FUTURE, Bureau of Business Research, Texas Christian University, 1970.
      Co-author (with Joe Lee Steele), SOUTH FORT WORTH STATE BANK: BUILDING COMPLEX FEASIBILITY STUDY, Bureau of Business Research, Texas Christian University 1970.
      SOUTHWEST BANK OF FORT WORTH: ITS MARKET, ITS BUILDING, ITS FUTURE, Bureau of Business Research, Texas Christian University, 1973.

Consulting Activity:
      Since 1957, a large number of consulting projects with large and small corporations, including banks, savings and loan associations, manufacturing companies, insurance companies, and many others.
      Since 1967, expert economic consultant and witness in antitrust, banking, securities, personal injury, wrongful death, divorce (business valuation, retirement fund evaluation), breach of contract, complex financial disputes, condemnation, employement, age and sex discrimination, personnel management, and similar matters, in state and federal courts and administrative agencies.

Employment:
      1947: Investigator, Antitrust Division, Texas Attorney General, Austin, Texas.
      1947-48: Assistant, Office of the President, North Texas State
University.
      Fall, 1948: Teaching Fellow, Economics Department, Texas A & M
University.
      Spring 1949: Teaching Fellow, Economics Department, North Texas State University.
      1949-54: Instructor, Victoria College, Victoria, Texas.
      1954-56: Instructor, Economics Department, University of Oklahoma. 1956-57: Fellow, Woodrow Wilson Fund, University of Oklahoma.

Brief Biographical Sketch, Dr. Allen Self                               Page 3

      1957-64: Assistant Professor (1957-59), Associate Professor (1959-63), Professor (1963-64) and Acting Chairman, Management Department, North Texas State University.
      1964 to present: Professor of the History of Business Enterprise and Director of the Bureau of Business Research (1964-67), Professor of Management (1967-1990), Chairman of the Management and Marketing Department (1971-1975), Emeritus Professor of Management, 1990-Present. Retired from TCU and Texas Teacher Retirement System as of May 31, 1990.

Civic Activities:
      Member, Zoning Board of Adjustment, City of Denton, Texas,
1957-59.
      Member and Vice Chairman, Planning and Zoning Board, City of Denton, Texas, 1959-63.
      City Councilman, City of Denton, Texas, 1963-64.
      Member, DFW Airport Zoning Board, Tarrant County Representative.

Professional Associations:
      Life Member, Southwest Division, Academy of Management.
      Southwestern Social Science Association.

                       SIMON, ANISMAN, DOBY, WILSON & SKILLERN

                                     [LETTERHEAD]

                                    June 28, 1990


G. Norman Coder, Esq.
General Counsel
Independent Research Agency for
     Life Insurance, Inc.
4100 South Hulen
Fort Worth, Texas 76109

     Re: William C. Hugenberg, Jr.; your letter of June 4, 1990, concerning the "repurchase" of 30,605 Class B shares of the common stock of IRA at $17.50 per share.

Dear Mr. Coder:

     We have been asked to review the rights of Mr. Hugenberg in connection with your proposed purchase of his shares of IRA stock for $535,587.50. In your letter you indicate that you desire to deposit such amount into Mr. Hugenberg's account as "full payment for the share" on July 2, 1990. Our initial review of the situation indicates that the value of such shares is substantially in excess of $17.50 per share. Accordingly, Mr. Hugenberg will be unable to accept the offer outlined in your letter.

     Currently we are having Dr. Alan Self review this matter, and he will furnish pursuant to my direction a report outlining what he believes to be the actual value that should be received by Mr. Hugenberg for such shares. I anticipate receiving this report next week, meaning the week of July 2, 1990. When I have had a chance to review Dr. Self's report and consult with Mr. Hugenberg, we will make a counter-proposal with respect to the shares in question.

                                        Very truly yours,


                                        /s/ Khent H. Rowton
                                        Khent H. Rowton

KHR:vsd

cc: William C. Hugenberg, Jr.

                       SIMON, ANISMAN, DOBY, WILSON & SKILLERN

                                     [LETTERHEAD]

                                     July 2, 1990

VIA TELEFAX (817) 738-1023

G. Norman Coder, Esq.
General Counsel
Independent Research Agency for
     Life Insurance, Inc.
4100 South Hulen
Fort worth, Texas 76109

     Re: William C. Hugenberg, Jr.; your letter of June 4, 1990, concerning the "repurchase" of 30,605 Class B shares of the common stock of IRA at $17.50 per share.

Dear Mr. Coder:

     Enclosed is a copy of our letter of June 28, 1990. Our client informs us that you stated on Friday that you had not received any correspondence from Mr. Rowton, This document was hand-delivered and left with your receptionist on Thursday, at approximately 5:15-5:25 p.m.

                                             Very truly yours,


                                             /s/ Vi Davis
                                             Vi Davis, Secretary
                                             Khent H. Rowton

KHR:vsd

Enclosure

cc:  Client

                       SIMON, ANISMAN, DOBY, WILSON & SKILLERN

                                     [LETTERHEAD]

                                     July 2, 1990

VIA TELEFAX (817) 738-1023

Lamar C. Smith
Independent Research Agency for
     Life Insurance, Inc.
4100 South Hulen
Fort Worth, Texas 76109

     Re:  William C. Hugenberg, Jr.;
          your letter of July 2, 1990,
          and my letter of Thursday, June 28, 1990;
          Mr. Hugenberg's 30,605 shares of Class B I.R.A. stock.

Dear Mr. Smith:

     I faxed you a copy of my letter of June 28 because Mr. Hugenberg informed me that you were attempting to claim you did not receive my letter rejecting your offer to purchase his shares as set forth in that letter. Your people received the letter, not that it makes any difference, from one of our employees on Thursday afternoon at approximately 5:00 p.m. The employee was David White, the son of one of my partners. If you check with Mr. Coder and his secretary, you will find he has the letter, because the employee was told that the letter would be delivered to Mr. Coder who was there at that time. I suggest that in fact you also have had the letter all along.

     Since you claim to have attempted to transfer the funds to an account of Mr. Hugenberg's when you knew he would not accept the terms of your offer, I reiterate that he rejects your offer of $17.50 per share for his stock. If you wish for Mr. Hugenberg to retain the funds while preserving his right to demand a larger payment, we will do so. In the alternative, we will return the funds to you if you in fact managed to "wire transfer" the funds on July 2, 1990.

Lamar C. Smith
Independent Research Agency for
     Life Insurance, Inc.
July 2, 1990
Page 2

     I consider all of this to be high-handed, irresponsible and quite odd. It appears to me that you are trying to force a transaction to close which Mr. Hugenberg rejects. This is beginning to look like gamesmanship on your part. I am checking the bank to see if you put the money there contrary to my instructions and the request of Mr. Hugenberg. If you did so, then we will exercise whatever option referenced above which you desire. We will not deliver to you the stock certificates nor will we be railroaded into accepting a totally inadequate offer. Finally, I suggest you have your legal counsel contact me because I'm sure this matter can be better resolved if your counsel is involved.

                                       Very truly yours,

                                       /s/ Khent H. Rowton
                                       Khent H. Rowton

KHR:vsd
C:\Hugenber\Smith.ltr
l2511.000

cc:  Client